EXHIBIT 10.115





















                       AGREEMENT OF LIMITED PARTNERSHIP OF
              CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P., DATED AS

                               OF DECEMBER 7, 1999


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                                      -iv-
                       AGREEMENT OF LIMITED PARTNERSHIP OF

              CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P., DATED AS

                               OF DECEMBER 7, 1999

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                                TABLE OF CONTENTS

                                                                                                               Page

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ARTICLE 1 DEFINITIONS.............................................................................................1
         1.1      Terms Defined in This Section...................................................................1
         1.2      Terms Defined Elsewhere in This Agreement......................................................11
         1.3      Terms Generally................................................................................13


ARTICLE 2 FORMATION AND PURPOSE..................................................................................13
         2.1      Formation......................................................................................13
         2.2      Name...........................................................................................13
         2.3      Principal and Registered Office................................................................14
         2.4      Term...........................................................................................14
         2.5      Purposes of Partnership........................................................................14
         2.6      Authority of Partnership.......................................................................15
         2.7      Certificate....................................................................................16
         2.8      Addresses of the Partners......................................................................16
         2.9      Foreign Qualification..........................................................................16
         2.10     Tax Classification.............................................................................16


ARTICLE 3 PARTNERSHIP CAPITAL....................................................................................16
         3.1      Contributions..................................................................................16
         3.2      Additional Capital Contributions...............................................................18
         3.3      Other Contributions............................................................................21
         3.4      Return of Contributions........................................................................22
         3.5      Financing......................................................................................22


ARTICLE 4 DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS..........................................................22
         4.1      Distributions..................................................................................22
         4.2      Allocations of Net Profit and Net Loss.........................................................24
         4.3      Special Provisions Regarding Allocations of Profit and Loss....................................24
         4.4      Tax Allocations:  Code Section 704(c)..........................................................27
         4.5      Allocation in Event of Transfer................................................................27
         4.6      Alternative Allocations........................................................................28


ARTICLE 5 MANAGEMENT.............................................................................................28
         5.1      Authority of Managing Partner..................................................................28
         5.2      Advisory Committee.............................................................................34
         5.3      No Management by Limited Partner...............................................................35
         5.4      Operating and Capital Expenditure Budgets......................................................35
         5.5      No Personal Liability..........................................................................36
         5.6      Management Agreement...........................................................................36
         5.7      Tax Matters Partner............................................................................36
         5.8      Consolidation..................................................................................38
         5.9      Management of Subsidiaries.....................................................................38


ARTICLE 6 STATUS OF LIMITED PARTNERS.............................................................................38
         6.1      Limited Liability..............................................................................38
         6.2      Return of Distributions of Capital.............................................................39
         6.3      Specific Limitations...........................................................................39
         6.4      Issuance of Partnership Interests..............................................................39


ARTICLE 7 WITHDRAWAL OF GENERAL PARTNER..........................................................................40
         7.1      Withdrawal.....................................................................................40
         7.2      Removal of Century as Managing Partner.........................................................41
         7.3      Effect of Withdrawal or Removal of Managing Partner............................................42
         7.4      No Dissolution.................................................................................42


ARTICLE 8 ASSIGNMENT OF PARTNERSHIP INTERESTS....................................................................42
         8.1      Assignments by Century.........................................................................42
         8.2      Assignments by Other Partners..................................................................42
         8.3      Exceptions.....................................................................................43
         8.4      Assignee.......................................................................................43
         8.5      Other Consents and Requirements................................................................44
         8.6      Assignment Not in Compliance...................................................................44
         8.7      Division of Partnership Interests..............................................................44
         8.8      Substitute Partners............................................................................44
         8.9      Consent........................................................................................45
         8.10     Covenants of Parents...........................................................................45
         8.11     Impact of Code Section 708.....................................................................46


ARTICLE 9 RIGHT OF FIRST OFFER...................................................................................48
         9.1      Proposed Sale and Negotiations With TCI........................................................48
         9.2      Sale to Third Party; Re-Offer to TCI...........................................................48
         9.3      Seller's Election Not to Sell..................................................................49


ARTICLE 10 OTHER BUSINESSES AND INVESTMENT OPPORTUNITIES.........................................................50
         10.1     Prohibited Cross-Interests.....................................................................50
         10.2     Wireline All Distance Communications Services..................................................52
         10.3     No Other Restrictions..........................................................................53


ARTICLE 11 DISSOLUTION AND LIQUIDATION OF PARTNERSHIP............................................................54
         11.1     Events of Dissolution..........................................................................54
         11.2     Liquidation....................................................................................54
         11.3     Distribution in Kind...........................................................................56
         11.4     No Action for Dissolution......................................................................56
         11.5     No Further Claim...............................................................................56


ARTICLE 12 INDEMNIFICATION.......................................................................................56
         12.1     General........................................................................................56
         12.2     Exculpation....................................................................................57
         12.3     Persons Entitled to Indemnity..................................................................57


ARTICLE 13 BOOKS, RECORDS, ACCOUNTING, AND REPORTS...............................................................58
         13.1     Books and Records..............................................................................58
         13.2     Delivery to Partner and Inspection.............................................................58
         13.3     Annual Statements..............................................................................59
         13.4     Quarterly Financial Statements.................................................................60
         13.5     Monthly Statements.............................................................................60
         13.6     Other Information..............................................................................61
         13.7     Tax Matters....................................................................................61
         13.8     Other Filings..................................................................................61
         13.9     Non-Disclosure.................................................................................61


ARTICLE 14 REPRESENTATIONS BY TCI................................................................................62
         14.1     Investment Intent..............................................................................62
         14.2     Securities Regulation..........................................................................63
         14.3     Knowledge and Experience.......................................................................63
         14.4     Economic Risk..................................................................................63
         14.5     Binding Agreement..............................................................................63
         14.6     Tax Position...................................................................................63
         14.7     Information....................................................................................64


ARTICLE 15 AMENDMENTS AND WAIVERS................................................................................64
         15.1     Amendments to Partnership Agreement............................................................64
         15.2     Waivers........................................................................................64


ARTICLE 16 MISCELLANEOUS.........................................................................................65
         16.1     Additional Documents...........................................................................65
         16.2     Inspection.....................................................................................65
         16.3     General........................................................................................65
         16.4     Notices, Etc...................................................................................65
         16.5     Execution of Papers............................................................................65
         16.6     Disputed Matters...............................................................................66
         16.7     No Third-Party Beneficiaries...................................................................66
         16.8     @Home Matters..................................................................................66
         16.9     Programming Matters............................................................................68
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                         TABLE OF SCHEDULES AND EXHIBIT

Schedule                            Description

Schedule I                          Addresses of the Partners
Schedule II                         Advisory Committee Members
Schedule III                        Five-year Operating Plan
Schedule IV                         Programming Services
Schedule V                          Certain Agreements

Exhibit                             Description

Exhibit A                           Form of Management Agreement


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                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                   CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P.

         THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of December 7, 1999, by and among Century Exchange LLC, a Delaware limited liability company, as a general partner, and TCI California Holdings, LLC, a Colorado limited liability company, as a limited partner.

                              PRELIMINARY STATEMENT

         TCI and Century own interests in the Century-TCI California, L.P., a Delaware limited partnership ("Century-TCI California").

         Concurrently with the execution and delivery of this Agreement, the Partners agreed to contribute 99% of their interests in Century-TCI California to the Partnership. Immediately thereafter, the Partnership will contribute a 1% limited partner interest in Century-TCI California to Century-TCI Holdings, LLC. Upon completion of this contribution, the Partners will contribute their remaining 1% interest in Century-TCI California to the Partnership. Ultimately, the Partnership will hold a 99% general partner interest in Century-TCI California on the date hereof.

         The parties to this Agreement desire to enter into this Agreement to provide for the formation of the Partnership, the allocation of profits and losses, cash flow, and other proceeds of the Partnership between the Partners, the respective rights, obligations, and interests of the Partners to each other and to the Partnership, and certain other matters.

         NOW, THEREFORE, the parties agree as follows:

ARTICLE 1.........

                                   DEFINITIONS

1.1      Terms Defined in This Section.
         -----------------------------

         For purposes of this Agreement, the following terms shall have the following meanings (all terms used in this Agreement that are not defined in this Section 1.1 shall have the meanings set forth elsewhere in this Agreement as indicated in Section 1.2, except as otherwise provided in this Agreement):

         "Act" means the Delaware Revised Uniform Limited Partnership Act.

         "Adelphia" means Adelphia Communications Corporation, a Delaware corporation, and any successor (by merger, consolidation, sale of assets, or other similar transaction) to all or substantially all of its business and assets.

         "Adjusted Capital Account Deficit" means, with respect to either Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after:

                  (a)......crediting to such Capital Account any amounts that such Partner is obligated to restore to the Partnership pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1)and 1.704-2(i)(5); and

                  (b)......debiting from such Capital Account the items
described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Advisory Committee" means the Advisory Committee established by
Section 5.2.

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of equity interests, by contract, or otherwise, and the terms "controlled by" and "under common control with" have meanings corresponding to the meaning of "control." Notwithstanding the foregoing, neither the Partnership nor any Person controlled by the Partnership shall be deemed to be an Affiliate of either Partner or of any Affiliate of either Partner, or vice versa, solely as a result of such Partner's Partnership Interest.

         "Agreement" means this Agreement of Limited Partnership, as it may be amended from time to time.

         "Assignee" means a Person that has acquired a direct beneficial interest in a Partnership Interest in accordance with the provisions of Article 8 but has not become a substitute Partner in accordance with the provisions of
Section 8.8.

         "Business Day" means any day (other than a Saturday or a Sunday) on which banks are permitted to be open for business in the State of New York.

         "Capital Account" means a separate account to be maintained for each Partner in accordance with the Code, which, subject to any contrary requirements of the Code, shall equal such Partner's initial Capital Account balance as provided in Section 3.1(b), increased by: (a) the amount of money contributed by such Partner to the Partnership, if any; (b) the fair-market value without regard to Code Section 7701(g) of property, if any, contributed by such Partner to the Partnership (net of liabilities that are secured by such contributed property or that the Partnership or any other Partner is considered to assume or take subject to under Code Section 752); (c) allocations to the Partner of Net Profit and items of income and gain pursuant to Article 4; and (d) other additions made in accordance with the Code; and decreased by: (a) the amount of cash distributed to such Partner by the Partnership; (b) allocations to the Partner of Net Loss and items of loss and deduction pursuant to Article 4; (c) the fair-market value without regard to Code Section 7701(g) of property distributed to such Partner by the Partnership (net of liabilities that are secured by such distributed property or that such Partner is considered to assume or take subject to under Code Section 752); and (d) other deductions made in accordance with the Code. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Code Section 704(b) and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Treasury Regulations.

         "Capital Contributions" means, with respect to either Partner, the amount of money and the net fair-market value of property contributed by such Partner to the Partnership pursuant to this Agreement.

         "Capital Lease" means a lease which shall have been, or should be, in accordance with generally accepted accounting principles, recorded as a capital lease.

         "Century" means Century Exchange LLC, a Delaware limited liability company, or any other Person that succeeds to its Partnership Interest and is admitted as a Partner in accordance with the provisions of this Agreement.

         "Century Appraiser" means an appraiser designated by Century pursuant to Section 3.2(f)(2).

         "Century/Texas" means Century Communications Corp., a Texas corporation, and any successor (by merger, consolidation, sale of assets, or other similar transaction) to all or substantially all of its cable television business and assets.

         "Certificate" means the certificate of limited partnership to be filed with respect to the Partnership pursuant to the Act.

         "Closing" means the consummation of the contribution of assets to Century-TCI California in accordance with Section 9 of the Contribution Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, the Treasury Regulations.

         "Consolidated" refers to the consolidation of accounts of the Partnership with the accounts of its Subsidiaries, all in accordance with generally accepted accounting principles, including principles of consolidation.

         "Contribution Agreement" means the Contribution Agreement, dated as of November 18, 1998, among Century-TCI California, Century, TCI, and the other parties named therein, as it may be amended from time to time in accordance with its terms.

         "Commercial Paper" means one or more unsecured instruments of indebtedness issued from time to time having a maturity of 270 days or less and denominated in U.S. Dollars (including, without limitation, euronotes, eurobonds, domestic notes, domestic bonds, and other types of commercial paper).

         "Controlled Affiliate" means, with respect to any Person, such Person's Parent and any other Person that, at such time, is either (a) controlled directly or indirectly by such Person's Parent and of which such Person's Parent owns, directly or indirectly, at least fifty percent of the outstanding equity interests or (b) controlled directly or indirectly by such Person. Notwithstanding the foregoing, neither Centennial Cellular Corp., Citizens Utilities Company, nor any Person controlled, directly or indirectly, by Centennial Cellular Corp. or Citizens Utilities Company shall be deemed to be a Controlled Affiliate of Century.

         "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be determined in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3) or Treasury Regulations Section 1.704-3(d)(2), as applicable.

         "EBIDT" means, for any period, the sum of the Consolidated net income or loss for such period, excluding gains or losses from extraordinary items, of the Partnership and its Subsidiaries plus the sum of interest expense, depreciation and amortization expense and provision for income taxes to the extent deducted in computing such net income or loss (but excluding from the calculation of such Consolidated net income or loss, (i) that percentage of the accounts of each Minority Entity equal to the percentage ownership interest of such Minority Entity which is not owned by the Partnership or any Subsidiary and
(ii) interest income and interest expense in respect of any advance made by the Partnership to any Subsidiary, by any Subsidiary to the Partnership, or by any Subsidiary to any other Subsidiary).

 ..................(i)......If the Partnership or any Subsidiary has made an acquisition during any Fiscal Period for which EBIDT is to be computed, then EBIDT shall be computed as if such system had been owned by the Partnership or such Subsidiary throughout such Fiscal Period. Each computation of EBIDT for such system shall be based on the following financial statements to the extent available on the date on which the computation is made:

(a) The most recent Qualified annual statements of operations and cash flows for such system, or

(b) If such annual statements are not available, the statements described in (I) or (II) below, whichever is applicable, annualized for such Fiscal Period,

         ..................(I)      the most recent Qualified statements of
operations and cash flows for such system, if such statements cover at least three consecutive months out of the twelve months preceding the date as of which EBIDT is to be computed, or

         ..................(II)     if none of the foregoing statements is
available, pro forma statements of the operations and cash flows of such system for the then most recent Fiscal Period prepared by the Partnership so as to be Qualified,

         .........where the term "Qualified" means financial statements which reflect the expenses and income of such system in a manner consistent with that used in financial reports of the Partnership for systems it has then been operating for at least one Fiscal Period.

 ..................(ii).....if the Partnership or any subsidiary has sold or otherwise disposed of any cable television system during any Fiscal Quarter or Fiscal Period for which EBIDT is to be computed, EBIDT shall be computed as if such system had not been owned by the Partnership or such Subsidiary during any part of such Fiscal Quarter or Fiscal Period, as the case may be.

         "Equity Value" means, with respect to any Partnership Interest, for purposes of any provision of this Agreement that refers to the Equity Value of such Partnership Interest, the amount that would be distributed to the holder of such Partnership Interest in liquidation of the Partnership, with respect to such Partnership Interest, if the Partnership Value (determined in the manner specified in such provision) were distributed to the Partners in liquidation in accordance with Section 11.2(d), without reduction for liabilities pursuant to
Section 11.2(d)(1) or reserves pursuant to Section 11.2(d)(2) except as specifically provided in this definition of "Partnership Value."

         "FCC" means the Federal Communications Commission.

         "Fiscal Period" means the period of four consecutive Fiscal Quarters ended on the last day of March, June, September or December, as the case may be.

         "Fiscal Quarter" means the period of three calendar months ending on the last day of March, June, September or December, as the case may be.

         "Fiscal Year" means the fiscal year of the Partnership as required under Code Section 706.

         "General Partner" means Century and any other Person admitted as a general partner in accordance with the provisions of this Agreement.

         "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a)......The initial Gross Asset Value of any asset
contributed by a Partner to the Partnership shall be the gross fair-market value of such asset, as determined in accordance with Section 3.1(c)(1) or Section 3.1(d), as applicable;

                  (b)......The Gross Asset Values of all assets of the
Partnership shall be adjusted to equal their respective gross fair-market values, as agreed to by the Partners as of the following times: (1) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (2) the distribution by the Partnership to a Partner of more than a de minimis amount of property of the Partnership as consideration for an interest in the Partnership; and (3) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (1) and (2) above shall be made only if the Partners agree that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (c)......The Gross Asset Value of any asset of the Partnership distributed to either Partner shall be the gross fair-market value of such asset on the date of distribution; and

                  (d)......The Gross Asset Value of the assets of the
Partnership shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 4.3(g); provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (d) to the extent that the Partners agree that an adjustment pursuant to paragraph (c) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (b), or (d) of this definition, the Gross Asset Value of such asset shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

         "Indebtedness" has the meaning specified below:

                  (a)......if the Partnership is not subject to any loan
agreement that limits the ratio of the Partnership's indebtedness to its cash flow, then "Indebtedness" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, including, but not limited to, Commercial Paper, (iii) obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (iv) obligations as lessee under Capital Leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above; provided that Indebtedness shall not include trade accounts payable unless payment thereof has been deferred by agreement beyond the customary period in the industry, and

                  (b)......if the Partnership is subject to a loan agreement that limits the ratio of the Partnership's indebtedness to its cash flow, then "Indebtedness" means any indebtedness that is required to be taken into account under that loan agreement to which the Partnership is subject that includes the most restrictive covenant regarding the ratio of the Partnership's indebtedness to its cash flow.

         "Limited Partner" means TCI and any other Person admitted as a limited partner in accordance with the provisions of this Agreement.

         "Managing Partner" means Century and any General Partner selected as successor Managing Partner pursuant to Section 7.1(b) or Section 7.2(b).

         "Minority Entity" means any corporation less than 50% of the Voting Rights of which corporation are at the time directly or indirectly owned by the Partnership, by the Partnership and one or more of its Subsidiaries, or by one or more other Subsidiaries.

         "Net Profit and Net Loss" means, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a)......Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

                  (b)......Code Section 705(a)(2)(B) expenditures of the
Partnership that are not otherwise taken into account in computing Net Profit or Net Loss shall be subtracted from such taxable income or loss;

                  (c)......If the Gross Asset Value of any asset of the
Partnership is adjusted pursuant to paragraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

                  (d)......Gain or loss resulting from any disposition of
property of the Partnership with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e)......In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

                  (f)......Notwithstanding anything to the contrary in the
definition of the terms "Net Profit" and "Net Loss," any items that are specially allocated pursuant to Section 4.3 of this Agreement shall not be taken into account in computing Net Profit or Net Loss; and

                  (g)......For purposes of this Agreement, any deduction for a loss on a sale or exchange of property of the Partnership that is disallowed to the Partnership under Code Section 267(a)(1) or Code Section 707(b) shall be treated as a Code Section 705(a)(2)(B) expenditure.

         "Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Partnership Nonrecourse Liabilities. The amount of Nonrecourse Deductions shall be determined pursuant to Treasury Regulations Section 1.704-2(c), which provides generally that the amount of Nonrecourse Deductions for a Fiscal Year shall equal the net increase, if any, in Partnership Minimum Gain during that Fiscal Year, reduced (but not below zero) by the aggregate distributions made during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain.

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

         "Operating Cash Flow Ratio" has the meaning specified below:

                  (a)......if the Partnership is not subject to any loan
agreement that limits the ratio of the Partnership's indebtedness to its cash flow, then "Operating Cash Flow Ratio" means the ratio of (i) the Total Debt as of such date to (ii) EBIDT for the most recent Fiscal Period which ends on or before such date, and

                  (b)......if the Partnership is subject to a loan agreement that limits the ratio of the Partnership's indebtedness to its cash flow, then "Operating Cash Flow Ratio" means the ratio of the Partnership's indebtedness to its cash flow as calculated for purposes of that loan agreement to which the Partnership is subject that includes the most restrictive covenant regarding the ratio of the Partnership's indebtedness to its cash flow.

         "Ownership Restriction" means any provision of the Communications Act of 1934, as amended, or any other law subsequently enacted, or any rule, regulation, or policy of the FCC promulgated thereunder restricting the ownership and control of communications properties (including cable television systems, television broadcast stations, radio broadcast stations, telephone companies, and newspapers), including those relating to cross-ownership and cross-interest, as those terms are commonly understood in the communications industry.

         "Parent" has the meaning specified below:

                  (a)......so long as Tele-Communications owns a controlling interest, directly or indirectly, in TCI, "Parent" means, with respect to TCI, Tele-Communications;

                  (b)......so long as either Century/Texas or Adelphia owns a controlling interest, directly or indirectly, in Century, "Parent" means, with respect to Century, Century/Texas; and

                  (c)......with respect to any other Person (including TCI, if paragraph (a) of this definition does not apply, and Century, if paragraph (b) of this definition does not apply), "Parent" means the ultimate parent entity (as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder) of such Person (or such Person if it is its own ultimate parent entity).

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4), which generally defines "Partner Nonrecourse Debt" as any Partnership liability to the extent such liability is nonrecourse and a Partner (or related Person) bears the economic risk of loss pursuant to Treasury Regulations Section 1.752-2.

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), which generally defines "Partner Nonrecourse Debt Minimum Gain" as the Partnership Minimum Gain attributable to Partner Nonrecourse Debt. The amount of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Deductions" means losses, deductions, or Code
Section 705(a)(2)(B) expenditures attributable to Partner Nonrecourse Debt. The amount of Partner Nonrecourse Deductions shall be determined pursuant to Treasury Regulations Section 1.704-2(i)(2), which provides generally that the amount of Partner Nonrecourse Deductions for a Fiscal Year shall equal the net increase, if any, in Partner Nonrecourse Debt Minimum Gain during that Fiscal Year, reduced (but not below zero) by the proceeds of Partner Nonrecourse Debt distributed during the Fiscal Year to the partner bearing the economic risk of loss for such Partner Nonrecourse Debt that are both attributable to such Partner Nonrecourse Debt and allocable to an increase in Partner Nonrecourse Debt Minimum Gain.

         "Partners" means each General Partner and each Limited Partner.

         "Partnership" means the partnership created by this Agreement.

         "Partnership Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including all of its rights and obligations hereunder and under the Act.

         "Partnership Minimum Gain" means the excess of the Partnership Nonrecourse Liabilities over the adjusted tax basis of property securing such Partnership Nonrecourse Liabilities. The amount of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(d), which provides generally that the amount of Partnership Minimum Gain shall be determined by first computing for each Nonrecourse Liability any gain the Partnership would realize if it disposed of the property subject to that Nonrecourse Liability for no consideration other than full satisfaction of such Nonrecourse Liability, and then aggregating the separately computed gains.

         "Partnership Value" means the amount that would be available to be distributed to the Partners in liquidation of the Partnership, if the Partnership were liquidated in the following manner:

                  (a)......with respect to each Subsidiary, either the assets of such Subsidiary would be sold for the fair-market value of such assets, and the Subsidiary would be liquidated in a manner comparable to that described in paragraphs (b) and (c) below and the definition of "Equity Value," or all equity interests in such Subsidiary owned, directly or indirectly, by the Partnership would be sold for the fair-market value of such equity interests, whichever would produce the greater net proceeds to the Partnership;

                  (b)......the assets of the Partnership (other than any equity interest in any Subsidiary that would have been liquidated under paragraph (a) above) would be sold for the fair-market value of such assets; and

                  (c)......the Partnership would pay any liabilities that would be required by generally accepted accounting principles to be reflected on a balance sheet of the Partnership (other than any such liabilities relating to the operations of the Partnership's business that would be assumed by a purchaser of the Partnership's assets) and would establish reserves in the amount of any reserves required by generally accepted accounting principles to be reflected on a balance sheet of the Partnership.

         "Percentage Interest" means (a) as of any date prior to the date hereof, with respect to Century, seventy-five percent, and, with respect to TCI, twenty-five percent, and (b) as of any date on or after the date hereof, with respect to either Partner, a fraction the numerator of which is the net fair-market value of all Capital Contributions made by such Partner and the denominator of which is the net fair-market value of all Capital Contributions made by both Partners, with all such net fair-market values being determined in the manner specified in Section 3.1(b), subject to subsequent adjustment pursuant to Section 3.2(e) and Section 4.1(d).

         "Person" means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiary" means, at any time, any Person that is controlled by the Partnership at such time.

         "TCI" means TCI California Holdings, LLC, or any other Person that succeeds to its Partnership Interest and is admitted as a Partner in accordance with the provisions of this Agreement.

         "TCI Appraiser" means an appraiser designated by TCI pursuant to
Section 3.2(f)(2).

         "TCI Members" means the members of TCI.

         "Tele-Communications" means Tele-Communications, Inc., a Delaware corporation, and any successor (by merger, consolidation, sale of assets, or other similar transaction) to all or substantially all of its business and assets.

         "Territory" means the following counties in California: Los Angeles, Orange, San Bernardino, Ventura, San Diego, Riverside, Santa Barbara, and Kern.

         "Third Appraiser" means an appraiser designated by the TCI Appraiser and the Century Appraiser pursuant to Section 3.2(f)(4).

         "Total Debt" means, as of any date, the Consolidated Debt of the Partnership and its Subsidiaries, including, without limitation, Capital Leases, guaranties, obligations with respect to letters of credit and trade accounts payable for which payment has been deferred by agreement beyond the customary period in the industry.

         "Treasury Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Voting Rights" means, as to any corporation, ordinary voting power (whether associated with outstanding common stock or outstanding preferred stock, or both) to elect members of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any class or classes of such corporation shall or might have voting power or additional voting power upon the occurrence of any contingency).

         "Wholly Owned Subsidiary" means, at any time, any Subsidiary all of the outstanding equity interests of which are owned at such time, directly or indirectly, by the Partnership.

1.2      Terms Defined Elsewhere in This Agreement.
         -----------------------------------------

         For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:


                   Term                                                         Section
                   ----                                                         -------
          @Home Distribution Agreement                                 Section 16.8(c)(2)
          Additional Income Tax Amount                                 Section 8.11(a)(2)
          Adjusted Prior Value                                         Section 3.2(f)(2)
          Adjustment Value                                             Section 3.2(f)(6)
          All Distance Services                                        Section 10.2(a)
          AT&T                                                         Section 10.2(a)
          Average Adjustment Value                                     Section 3.2(f)(6)
          Capital Call                                                 Section 3.2(a)
          Century Distribution Agreement                               Section 16.8(c)(1)
          Deemed Distribution                                          Section 4.1(c)(2)
          Deferred Assignment                                          Section 8.11(c)
          First Assigning Partner                                      Section 8.11(d)
          First Offer Notice                                           Section 9.1(a)
          Formal Determination                                         Section 10.1(b)
          Indemnified Persons                                          Section 12.1
          Liquidator                                                   Section 11.2(b)
          Negotiation Period                                           Section 10.2(b)
          Non-Exclusive Service                                        Section 16.8(a)
          Notice                                                       Section 10.2(a)
          Offered Interest                                             Section 9.1(a)
          Other Financial Terms                                        Section 9.1(a)
          Other Terms                                                  Section 9.1(a)
          Partnership Territory                                        Section 10.2(a)
          Programming Supply Agreement                                 Section 16.9(c)
          Purchase Price                                               Section 9.1(a)
          Regulatory Allocations                                       Section 4.3(i)
          Re-Offer Notice                                              Section 9.2(c)
          Second Assigning Partner                                     Section 8.11(d)
          Secretary                                                    Section 5.7(b)
          Seller                                                       Section 9.1(a)
          SSI                                                          Section 16.9(c)
          SSI Administrative Fee                                       Section 16.9(c)
          Termination                                                  Section 8.11(a)(1)
          TCI Systems                                                  Section 16.8(a)


1.3      Terms Generally.
         ---------------

         The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

ARTICLE 2.........

                              FORMATION AND PURPOSE

2.1      Formation.
         ---------

         The Partners hereby form the Partnership as a limited partnership pursuant to the Act. The rights and liabilities of the Partners shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of either Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2      Name.
         ----

(a) The name of the Partnership is Century-TCI California Communications, L.P. Except as provided in Section 2.2(b), the business of the Partnership may be conducted under that name or, upon compliance with applicable laws, any other name that the Managing Partner deems appropriate or advisable, including any name that includes the name "Century," except that the Partnership shall not conduct business under any name that includes the name "Century" without the approval of Century. The Partnership shall file any assumed name certificates and similar filings, and any amendments thereto, that the Managing Partner considers appropriate or advisable.

(b) Neither the Partnership nor any Subsidiary shall conduct business under the name "Tele-Communications, Inc., "TCI," or any variation thereof without the approval of TCI, except that any asset contributed to the Partnership by TCI may continue to bear any name borne by such asset at the time of its contribution to the Partnership for a period of ninety days after its contribution. The parties agree that "Communications" is not a variation of "Tele-Communications, Inc." for purposes of this Section 2.2(b).

2.3      Principal and Registered Office.
         -------------------------------

         The office required to be maintained by the Partnership in the State of Delaware pursuant to Section 17-104 of the Act shall initially be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The resident agent of the Partnership pursuant to Section 17-104 of the Act shall initially be The Corporation Trust Company. The Partnership may, upon compliance with the applicable provisions of the Act, change its resident agent from time to time in the discretion of the Managing Partner. The principal office of the Partnership shall be located at One North Main Street, Coudersport, Pennsylvania 16915, or at such other place as the Managing Partner shall from time to time designate by written notice to the Partners. The Partnership may conduct business at such additional places as the Managing Partner shall deem advisable.

2.4      Term

         The term of the Partnership shall commence on the date of the filing of the Certificate with the Secretary of State of Delaware and shall continue until December 31, 2023, unless sooner terminated as provided in this Agreement.

2.5      Purposes of Partnership.
         -----------------------

         The purposes of the Partnership are:

(a) to engage in the business, directly or indirectly through interests in one or more Subsidiaries, of acquiring, developing, owning, operating, managing, and selling the cable television systems and other assets currently owned by Century-TCI California;

(b) to acquire, develop, own, operate, manage, and sell additional cable television systems in the Territory and businesses providing high-speed data service and telephony services in the Territory;

(c) to acquire, develop, own, operate, manage, and sell, or invest in, businesses in the Territory related to and ancillary to those referred to above; and

(d) to engage in other businesses in the Territory as agreed to between Century and TCI.

2.6      Authority of Partnership.
         ------------------------

         The Partnership shall be empowered and authorized, for itself or on behalf of any Subsidiary, to the extent necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of the purposes described in Section 2.5:

(a) to possess, transfer, mortgage, pledge, or otherwise deal in, and to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities or other assets held or owned by the Partnership, and to hold securities or assets in the name of a nominee or nominees;

(b) to borrow or raise money, and from time to time to issue, accept, endorse, and execute promissory notes, loan agreements, options, stock purchase agreements, contracts, documents, checks, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of the whole or any part of the property of the Partnership whether at the time owned or thereafter acquired and to guarantee the obligations of others and to sell, pledge, or otherwise dispose of such bonds or other obligations of the Partnership for its purposes;

(c) to guarantee the obligations of others in connection with the purchase or acquisition by the Partnership of securities or assets;

(d) to maintain an office or offices in such place or places as the Managing Partner shall determine and in connection therewith to rent or acquire office space, engage personnel, and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office, and on behalf of and in the name of the Partnership to pay and incur reasonable expenses and obligations for legal, accounting, investment advisory, consultative and custodial services, and other reasonable expenses including taxes, travel, insurance, rent, supplies, interest, salaries and wages of employees, and all other reasonable costs and expenses incident to the operation of the Partnership;

(e) to form and own one or more corporations, trusts, or partnerships (but no entity so formed or owned, while it is a Subsidiary, may do what the Partnership is prohibited by this Agreement from doing); and

(f) to own, lease, or otherwise acquire any and all assets and services related to the purposes described in Section 2.5.

2.7      Certificate.
         -----------

         The Managing Partner shall cause the Certificate to be filed with the Secretary of State of Delaware and shall cause the Certificate to be filed or recorded in any other public office where filing or recording is required or is deemed by the Managing Partner to be advisable.

2.8      Addresses of the Partners.
         -------------------------

         The respective addresses of the Partners are set forth on Schedule I.

2.9      Foreign Qualification.
         ---------------------

         The Managing Partner shall take all necessary actions to cause the Partnership to be authorized to conduct business legally in all appropriate jurisdictions, including registration or qualification of the Partnership as a foreign limited partnership in those jurisdictions that provide for registration or qualification and the filing of a certificate of limited partnership in the appropriate public offices of those jurisdictions that do not provide for registration or qualification.

2.10     Tax Classification.
         ------------------

         Notwithstanding any other provision of this Agreement, no Partner or employee of the Partnership may take any action (including the filing of a U.S. Treasury Form 8832 Entity Classification Election) that would cause the Partnership or any Subsidiary which is a partnership or limited liability company to be characterized as an entity other than a partnership for federal income tax purposes without the affirmative unanimous consent of the Partners. A determination of whether any action would cause the Partnership to be characterized as an entity other than a partnership for federal income tax purposes will be based upon a declaratory judgment or similar relief obtained from a court of competent jurisdiction, a favorable ruling from the Internal Revenue Service, or the receipt of an opinion of counsel reasonably satisfactory to the Partners.

ARTICLE 3.........

                               PARTNERSHIP CAPITAL

3.1      Contributions.
         -------------

(a) Initial Contributions. Simultaneously with the execution of this Agreement, the Partners shall each contribute to the Partnership their interests in Century-TCI California pursuant to the Contribution and Assignment (99% Interest) and the Contribution and Assignment (1% Interest).

(b) Capital Account Balances. The Capital Accounts of the Partners immediately after the initial contributions shall be the net fair-market value of the initial contributions, determined as follows:

(1) In the case of Century, (A) the Aggregate Gross Fair-Market Value of the Century Assets (as defined in the Contribution Agreement) minus (B) the amount of Century Permitted Debt (as defined in the Contribution Agreement) assumed by Century-TCI California at the Closing pursuant to Section 3.1 of the Contribution Agreement.

(2) In the case of TCI, (A) the Aggregate Gross Fair-Market Value of the TCI Assets (as defined in the Contribution Agreement) minus (B) the amount of TCI Permitted Debt (as defined in the Contribution Agreement) assumed by Century-TCI California at the Closing pursuant to Section 3.1 of the Contribution Agreement.

(c)      Allocation of Gross Fair-Market Value; Subsequent Contributions.
------------------------------------------------------------------------

(1) TCI and Century will negotiate in good faith to reach agreement within thirty days after the Closing on the allocation of the Aggregate Gross Fair-Market Value of the Century Assets and the Aggregate Gross Fair-Market Value of the TCI Assets to the assets contributed or to be contributed to Century-TCI California by TCI and Century pursuant to the Contribution Agreement
 . If TCI and Century do not agree on such allocation within ninety days after the Closing, then such allocation shall be determined by an appraisal to be conducted by an independent appraisal firm agreed to by Century and TCI and retained by the Partnership, at the Partnership's expense, with experience in the valuation and appraisal of assets similar to such asset. Neither TCI nor Century will take a position that is inconsistent with such allocation, either as agreed to by them or as determined by such appraiser.

(2) The value of any payment or other transfer of assets required to be made by either Partner to Century-TCI California under the Contribution Agreement after the Closing, including any contribution of cash or property pursuant to Section
7.23 of the Contribution Agreement, is reflected in the Aggregate Gross Fair-Market Value of the Century Assets or the Aggregate Gross Fair-Market Value of the TCI Assets, as applicable, which is reflected in such Partner's Capital Account immediately after the Closing as provided in Section 3.1(b), and any such payment or other transfer of assets shall be deemed to have been made at Closing and shall not increase such Partner's Capital Account above the amount provided in Section 3.1(b).

(d) Determining Fair-Market Value of Other Contributed Assets. Except as otherwise agreed to between the Partners, the fair-market value of any asset contributed by a Partner to the Partnership, other than pursuant to Section 3.1(a), shall be determined for purposes of this Agreement as follows:

(1) The Partner contributing such asset shall determine the fair-market value of such asset and send a written notice to the other Partner setting forth its determination.

(2) Within ten Business Days after its receipt of the contributing Partner's notice pursuant to Section 3.1(d)(1), the other Partner may send a written notice to the contributing Partner accepting or rejecting the contributing Partner's determination of the fair-market value of such asset. If the other Partner accepts the contributing Partners determination, the fair-market value of such asset for purposes of this Agreement shall be as determined by the contributing Partner.

(3) If the other Partner does not send a written notice to the contributing Partner accepting the contributing Partner's determination of the fair-market value of any asset within ten Business Days after its receipt of the contributing Partner's notice pursuant to Section 3.1(d)(1), the fair-market value of such asset for purposes of this Agreement shall be determined by an appraisal to be conducted by an independent appraisal firm agreed to by Century and TCI and retained by the Partnership, at the Partnership's expense, with experience in the valuation and appraisal of assets similar to such asset.

3.2      Additional Capital Contributions.
         --------------------------------

(a) So long as Century is the Managing Partner, the Managing Partner may request additional cash Capital Contributions by the Partners pursuant to this Section
3.2 by delivering a written notice (each such notice, a "Capital Call") to each other Partner specifying (1) the amount of cash being requested, (2) the purposes for which the Capital Contributions are required, (3) the date on which the Capital Contributions are requested to be made (which shall not be less than fifteen days after the date on which the Managing Partner delivers the Capital Call to each other Partner), and (4) the bank account of the Partnership to which the Capital Contributions are to be made.

(b) To the extent that the amount of additional Capital Contributions requested in all Capital Calls pursuant to this Section 3.2 does not exceed $10,000,000, each Partner shall make additional Capital Contributions in cash in accordance with each Capital Call in an amount equal to the product of the Percentage Interest of such Partner as of the date of the contribution multiplied by the amount of Capital Contributions requested in such Capital Call.

(c) To the extent that the amount of additional Capital Contributions requested in all Capital Calls pursuant to this Section 3.2 exceeds $10,000,000, then each Partner may elect whether or not to make additional Capital Contributions in response to a Capital Call by delivering written notice of its election to the other Partner within ten days after its receipt of the Capital Call; provided, however, that the Managing Partner must elect to make additional Capital Contributions in response to any Capital Call. A Partner that does not deliver a notice of its election to the other Partner within ten days after its receipt of a Capital Call shall be deemed to have elected to make additional Capital Contributions in response to the Capital Call. A Partner that elects to make additional Capital Contributions in response to a Capital Call shall be obligated to contribute to the Partnership in cash, in accordance with such Capital Call, an amount equal to the product of the Percentage Interest of such Partner as of the date of the contribution multiplied by the amount of Capital Contributions requested in such Capital Call. (d) If one Partner elects to make additional Capital Contributions in response to a Capital Call and the other Partner elects not to make additional Capital Contributions in response to such Capital Call, then the Partner that elected to make additional Capital Contributions may also elect, by delivering written notice of its election to the other Partner within ten days after the last day for the other Partner's delivery of an election pursuant to Section 3.2(c), to make an additional Capital Contribution to the Partnership, in accordance with such Capital Call, up to an amount equal to the product of the Percentage Interest of the other Partner as of the date of the contribution multiplied by the amount of Capital Contributions requested in such Capital Call. A Partner that elects to make additional Capital Contributions pursuant to this Section 3.2(d) shall be obligated to contribute to the Partnership in cash the amount specified in its election, in accordance with the Capital Call, in addition to the amount such Partner is obligated to contribute pursuant to Section 3.2(c).

(e) If one Partner elects to make an additional Capital Contribution in response to a Capital Call and the other Partner elects not to make an additional Capital Contribution in response to such Capital Call (regardless of whether the contributing Partner also elected to make an additional Capital Contribution pursuant to Section 3.2(d)) or if a Partner makes a Capital Contribution pursuant to any other agreement between the Partners (except as otherwise agreed to between the Partners), then, effective as of the date on which the contributing Partner makes such Capital Contribution, the Percentage Interests of each Partner shall be adjusted to equal (1) the sum of (A) the Equity Value of such Partner's Partnership Interest plus (B) the amount, if any, of Capital Contributions then being made by such Partner in response to such Capital Call pursuant to Section 3.2(c) and Section 3.2(d) or pursuant to such agreement between the Partners (taking into account Section 3.1(d)), divided by (2) the sum of (A) the Equity Value of such Partner's Partnership Interest plus (B) the Equity Value of the other Partner's Partnership Interest, plus (C) the amount of Capital Contributions then being made by the contributing Partner, where the Partnership Value for purposes of calculating each such Equity Value shall be as agreed to between TCI and Century pursuant to Section 3.2(f)(1) or, if TCI and Century failed to agree on the Partnership Value, then the Partnership Value for purposes of calculating each such Equity Value shall be the Average Adjustment Value determined in accordance with Section 3.2(f)(6).

(f) The Partnership Value for purposes of calculating each Equity Value under
Section 3.2(e) and Section 4.1(d) shall be determined in accordance with the following provisions:

(1) TCI and Century shall negotiate in good faith to reach an agreement on such Partnership Value within thirty days after the election by one Partner to make an additional Capital Contribution pursuant to Section 3.2(c) or the execution of an agreement between the Partners regarding Capital Contributions to be made by a Partner or noncash distributions to be made to a Partner, as applicable.

(2) If TCI and Century fail to agree on such Partnership Value within the period specified in Section 3.2(f)(1), then either Partner may elect to commence the valuation process described below by sending written notice to the other Partner either (A) designating an appraiser to be retained by the electing Partner to make a determination of the Partnership Value or (B) if the Partnership Value was previously determined for purposes of calculating Equity Value of the Partners' Partnership Interests under Section 3.2(e) (either by agreement between TCI and Century or as the Average Adjustment Value) with respect to any Capital Contribution made no more than one year prior to the date on which the Capital Contribution with respect to which the Equity Value of the Partners' Partnership Interests is then being determined is to be made, electing to use the Adjusted Prior Value as such Partner's Adjustment Value. If a Partner elects to commence the valuation process pursuant to this Section 3.2(f)(2), the other Partner shall, within ten Business Days after its receipt of notice of the electing Partner's election, send a written notice to the electing Partner either (A) designating an appraiser to be retained by such other Partner to make a determination of the Partnership Value or (B) if the condition in clause (B) of the preceding sentence is satisfied, electing to use the Adjusted Prior Value as such Partner's Adjustment Value. For purposes of this Section 3.2(f), the "Adjusted Prior Value" means the Partnership Value as most recently determined for purposes of calculating Equity Value of the Partners' Partnership Interests under Section 3.2(e), increased by the amount of Capital Contributions made by the Partners since the date of such determination and decreased by the amount of distributions to the Partners since the date of such determination.

(3) Any appraiser designated pursuant to Section 3.2(f)(2) shall be instructed to complete its appraisal within thirty days after its designation pursuant to
Section 3.2(f)(2).

(4) If the difference between TCI's Adjustment Value and Century's Adjustment Value is greater than three percent of the lower of such values, then the TCI Appraiser (or TCI, if TCI elected to use the Adjusted Prior Value as its Adjustment Value) and the Century Appraiser (or Century, if Century elected to use the Adjusted Prior Value as its Adjustment Value) shall jointly designate an appraiser to be retained by the Partnership to make a determination of the Partnership Value. The Third Appraiser shall be instructed to complete its appraisal within thirty days after its designation.

(5) In making its determination of the Partnership Value, each appraiser shall:

(A) assume that the fair-market value of the assets of the Partnership, the fair-market value of the assets of any Subsidiary, or the fair-market value of any equity interests in any Subsidiary, as applicable, is the price at which such assets, as a going concern, or such equity interests would change hands in a private market transaction between a single willing buyer and a single willing seller, neither being under any compulsion to buy or sell and each having reasonable knowledge of all relevant facts;

(B) assume the sale of all relevant assets occurred immediately prior to the additional Capital Contribution with respect to which the Equity Value of the Partners' Partnership Interests is then being determined;

(C) take into account liabilities of the Partnership and the Subsidiaries in existence on such date;

(D) assume a sale of the assets of the Partnership and each Subsidiary for cash; and

(E) use valuation techniques then prevailing in the cable television industry.

(6) The Partnership Value as determined by the appraiser designated by a Partner, or, if the Partner so elected pursuant to Section 3.2(f)(2), the Adjusted Prior Value, shall be such Partner's "Adjustment Value," the Partnership Value determined by the Third Appraiser, shall be the Third Appraiser's "Adjustment Value," and the "Average Adjustment Value" shall be:

(A) If the difference between TCI's Adjustment Value and Century's Adjustment Value is less than or equal to three percent of the lower of such values, then the Average Adjustment Value shall be the average of TCI's Adjustment Value and Century's Adjustment Value;

(B) If Section 3.2(f)(6)(A) does not apply and the difference between the highest of the three Adjustment Values (including the Adjustment Value of the Third Appraiser) and the middle of the three Adjustment Values is equal to the difference between the lowest of the three Adjustment Values and the middle of the three Adjustment Values, then the Average Adjustment Value shall be the middle Adjustment Value; and

(C) In all other cases, the Average Adjustment Value shall be the average of the two closest of TCI's Adjustment Value, Century's Adjustment Value, and the Third Appraiser's Adjustment Value.

(7) Each appraiser designated pursuant to this Section 3.2(f) shall be a nationally recognized investment banking firm that is qualified and experienced in the appraisal of cable television systems and shall not be an Affiliate of either Partner. The fees and expenses of the TCI Appraiser shall be borne by TCI, the fees and expenses of the Century Appraiser shall be borne by Century, and the fees and expenses of the Third Appraiser shall be borne by the Partnership, except that, if one Partner elects to use the Adjusted Prior Value as its Adjustment Value, then the fees and expenses of the Third Appraiser shall be borne by the other Partner.

3.3      Other Contributions.
         -------------------

         Except for Capital Contributions made pursuant to Section 3.1 or
Section 3.2 or as otherwise agreed to by the Partners, no additional Capital Contributions shall be made by either Partner.

3.4      Return of Contributions.
         -----------------------

         Neither Partner shall have the right to demand a return of all or any part of its Capital Contribution during the term of the Partnership, and any return of the Capital Contribution of either Partner shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement. No interest shall be paid to either Partner with respect to its Capital Contribution to the Partnership.

3.5      Financing.
         ---------

         To finance the business of the Partnership, subject to Section 5.1(b)(1) and Section 5.1(c)(10), the Managing Partner may arrange for the obtaining of loans by the Partnership, including loans made by one or more Affiliates of the Managing Partner. Any payment by the Partnership to any Affiliate of the Managing Partner with respect to any such loans made by such Affiliate shall not be treated as a distribution to the Managing Partner under this Agreement.

ARTICLE 4.........

                  DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS

4.1      Distributions.
         -------------

(a) Amount and Timing of Cash Distributions. All cash of the Partnership shall be distributed at such times and in such amounts as the Managing Partner may determine in its sole discretion.

(b) Allocation of Cash Distributions. All distributions of cash pursuant to Section 4.1(a) and Section 11.2(d)(3) shall be allocated between the Partners in proportion to their Percentage Interests as of the date of the distribution.

(c)      Tax Withholding.


(1) The Partnership shall, and shall cause each Subsidiary to, seek to qualify for and obtain exemptions from any provision of the Code or any provision of state, local, or foreign tax law that would otherwise require the Partnership or a Subsidiary to withhold amounts from payments or distributions to the Partners or the partners of such Subsidiary. If the Partnership or a Subsidiary does not obtain any such exemption, the Partnership or such Subsidiary is authorized to withhold from any payment or distribution to either Partner or the partners of such Subsidiary any amounts that are required to be withheld pursuant to the Code or any provision of any state, local, or foreign tax law that is binding on the Partnership or such Subsidiary.

(2) If the Code or any provision of any state, local, or foreign tax law that is binding on the Partnership requires that the Partnership remit to any taxing authority any tax with respect to, or for the account of, either Partner in its capacity as a Partner, as a result of any transaction by the Partnership or any Subsidiary (other than a payment or distribution to a Partner), the Partnership shall, to the extent that Partnership funds are available therefor, remit the full required amount of such tax to the taxing authority and shall notify such Partner in writing of the amount of such tax. The Partnership shall treat the payment of such tax as a distribution pursuant to Section 4.1(a) (a "Deemed Distribution"), and substantially simultaneously with the payment of such tax the Partnership shall cause a distribution of cash to be made to the Partners so as to cause the distributions pursuant to this Section 4.1(c) (including the Deemed Distribution) to be in proportion to the Partners' Percentage Interests; provided, however, that if the Partnership does not have sufficient funds to make such cash distribution or if the Partnership is prohibited from making such cash distribution, then each Partner agrees to contribute to the Partnership, within fifteen Business Days after its receipt of written notice from the Partnership, the amount of any such tax to the extent it exceeds such Partner's proportionate share (based on Percentage Interests) of the distributions pursuant to this Section 4.1(c) (including the Deemed Distribution), together with interest from the date the Partnership remits such tax until it is paid by such Partner, at an interest rate equal to that paid by the Partnership with respect to its senior indebtedness. Interest paid by a Partner pursuant to this
Section 4.1(c) shall not be treated as Capital Contributions for any purposes under this Agreement, including calculation of the Partners' Capital Accounts. The Partnership is further authorized to withhold from any subsequent payment or distribution to either Partner the amount of such Partner's obligation under the preceding sentence.

(3) All amounts that are credited against payments or distributions to which a Partner would otherwise be entitled pursuant to this Section 4.1(c) shall be treated as amounts distributed to such Partner pursuant to Section 4.1(a) for all purposes of this Agreement.

(d)      Non-Cash Distributions.
-------------------------------

(1) Except as specifically agreed to by the Partners, the Partnership shall not distribute any noncash asset to either Partner.

(2) The fair-market value of any asset distributed in kind to either Partner shall either be a value agreed to by the Partners or a value determined by a methodology agreed to by the Partners.

(3) The Partnership shall determine the gain or loss used in determining Net Profit or Net Loss that would have resulted if any distributed noncash asset had been sold for its fair-market value, such gain or loss shall be allocated pursuant to Article 4, and the Partners' Capital Accounts shall be adjusted to reflect such gain or loss. The amount distributed and charged to the Capital Account of each Partner receiving an interest in a distributed asset shall be the fair-market value of such interest (net of any liability secured by such asset that such Partner assumes or takes subject to).

(4) If the Partners agree that any non-cash asset shall be distributed to either Partner and the distributions of cash and noncash assets being made in connection with the distribution of such non-cash asset are not allocated between the Partners in proportion to their Percentage Interests as of the date of the distribution, then, except as otherwise agreed to by the Partners, effective as of the date on which such distributions are made, the Percentage Interests of each Partner shall be adjusted to equal (A) the sum of (i) the Equity Value of such Partner's Partnership Interest minus (ii) the amount of cash and the fair-market value of any noncash asset then being distributed to such Partner, divided by (B) the sum of (i) the Equity Value of such Partner's Partnership Interest plus (ii) the Equity Value of the other Partner's Partnership Interest, minus (iii) the amount of cash and the fair-market value of any non-cash asset then being distributed to the Partners, where the Partnership Value for purposes of calculating each such Equity Value shall be as agreed to between TCI and Century pursuant to Section 3.2(f)(1) or, if TCI and Century failed to agree on the Partnership Value, then the Partnership Value for purposes of calculating each such Equity Value shall be the Average Adjustment Value determined in accordance with Section 3.2(f)(6).

4.2      Allocations of Net Profit and Net Loss.
         --------------------------------------

(a) Allocations of Net Profit and Net Loss. Except as provided in Section 4.2(b), Net Profit and Net Loss for each Fiscal Year (or portion thereof) shall be allocated between the Partners in proportion to their Percentage Interests.

(b) Allocations of Net Profit and Net Loss Following Dissolution. Notwithstanding Section 4.2(a), following the dissolution of the Partnership pursuant to Section 11.1, beginning in the Fiscal Year in which such dissolution occurs or beginning in any Fiscal Year prior to the Fiscal Year in which such dissolution occurs if the Partnership's federal income tax return for such prior Fiscal Year has not yet been required to be filed (not including extensions), items of income and gain, loss, and deduction shall be allocated between the Partners so as to cause the credit balances in the Partners' Capital Accounts to be in proportion to their Percentage Interests.

4.3      Special Provisions Regarding Allocations of Profit and Loss.
         -----------------------------------------------------------

(a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4, if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, for succeeding Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g); provided, however, that this Section 4.3(a) shall not apply to the extent the circumstances described in Treasury Regulations Sections 1.704-2(f)(2), 1.704-2(f)(3), 1.704-2(f)(4), or 1.704-2(f)(5) exist. Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items of Partnership income and gain to be allocated pursuant to this Section 4.3(a) shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this
Article 4 except Section 4.3(a), if during any Fiscal Year there is a net decrease in Partner Nonrecourse Debt Minimum Gain, each Partner with a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of such Fiscal Year must be allocated items of Partnership income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(4)); provided, however, that this Section 4.3(b) shall not apply to the extent the circumstances described in the third and fifth sentences of Treasury Regulations Section 1.704-2(i)(4) exist. Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items of Partnership income and gain to be allocated pursuant to this Section 4.3(b) shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4). This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations
Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. If a Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible; provided, however, that an allocation pursuant to this Section 4.3(c) shall be made if and only to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Agreement. Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

(d) Gross Income Allocation. If a Limited Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (l) the amount such Limited Partner is obligated to restore to the Partnership pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c), (2) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1), and (3) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(i)(5), such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 4.3(d) shall be made if and only to the extent that such Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been tentatively made as if Section 4.3(c) and this Section 4.3(d) were not in this Agreement. Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated between the Partners in proportion to their Percentage Interests.

(f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

(g) Section 754 Adjustment. To the extent any adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

(h) Excess Nonrecourse Liabilities. For purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Partner's interest in Partnership profits shall be deemed to be equal to such Partner's Percentage Interest.

(i) Curative Allocations. The allocations set forth in this Article 4 (other than Section 4.3(g), Section 4.3(h), and this Section 4.3(i)) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. The Partners intend that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 4.3(i). Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), offsetting special allocations of Partnership income, gain, loss, or deduction shall be made so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 4.2. In making such offsetting special allocations, future Regulatory Allocations under
Section 4.3(a) and Section 4.3(b) that, although not yet made, are likely to offset Regulatory Allocations made under Section 4.3(e) and Section 4.3(f) shall be taken into account.

4.4      Tax Allocations:  Code Section 704(c).
         -------------------------------------

(a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated between the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value using the traditional allocation method described in Treasury Regulations Section 1.704-3(b). If, however, tax allocations made under Code Section 704(c) with respect to any contributed property are limited by "the ceiling rule" as described in Treasury Regulations
Section 1.704-3(b)(1), the remedial allocation method as described in Treasury Regulations Section 1.704-3(d) shall be used with respect to such property.

(b) If the Gross Asset Value of any asset of the Partnership is adjusted pursuant to paragraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(C) and the Treasury Regulations thereunder.

(c) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, either Partner's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

4.5      Allocation in Event of Transfer.
         -------------------------------

         If an interest in the Partnership is transferred, the Net Profit and Net Loss of the Partnership and each item thereof, and all other items attributable to the transferred interest for such Fiscal Year, shall be divided and allocated between the transferor and the transferee pursuant to any method agreed to between the Partners that is permitted by the Treasury Regulations; provided, however, that (a) except in the case of a transfer from a Partner to an Affiliate of such Partner, if the Partners are unable to agree on the method of dividing and allocating such items, such items shall be divided and allocated between the transferor and the transferee pursuant to the interim closing of the Partnership books method set forth in Treasury Regulation Section 1.706-1(c)(2)(ii), and (b) in the case of a transfer from a Partner to an Affiliate of such Partner, if the Partners are unable to agree on the method of dividing and allocating such items, such items shall be divided and allocated between the transferor and the transferee pursuant to any method agreed to between the transferor and the transferee so long as such method (1) does not change the allocation of Net Profit and Net Loss or any item thereof to the non transferor Partner, and (2) does not require an interim closing of the Partnership books. This Section shall apply for purposes of computing a Partner's Capital Account and for federal income tax purposes.

4.6      Alternative Allocations.
         -----------------------

         The Advisory Committee is authorized and directed to allocate items of income, gain, loss, or deduction arising in any Fiscal Year differently from the manner that is otherwise provided for in this Agreement if, and to the extent that, the Advisory Committee determines that the allocation of items of income, gain, loss, or deduction in the manner otherwise provided for in this Agreement would cause the credit balances in the Partners' Capital Accounts not to be in proportion to their Percentage Interests immediately prior to any distributions pursuant to Section 11.2(d)(3) if the Partnership was dissolved and terminated on the last day of such Fiscal Year. Any allocation that is made pursuant to this Section 4.6 shall be deemed to be a complete substitute for any allocation that is otherwise provided for in this Agreement and no amendment to this Agreement shall be required.

ARTICLE 5.........

                                   MANAGEMENT

5.1      Authority of Managing Partner.
         -----------------------------

(a) Generally. Except as expressly provided otherwise in this Agreement, the Managing Partner shall have the exclusive authority to manage the business, operations, and affairs of the Partnership (including internal matters) and the exclusive right to exercise all rights incident to the ownership of all partnership or corporate interests held by the Partnership, and shall have all authority, rights, and powers conferred by law and those required or appropriate for the management of the Partnership's business.

(b) Certain Limitations and Restrictions. Notwithstanding any provision in this Agreement to the contrary, and in addition to any other consent or approval that may be required by the express terms of this Agreement, but subject to Section 5.1(e), the Partnership shall not, and the Managing Partner shall have no authority to cause the Partnership to, do any of the following without the approval of TCI:

(1) incur or permit any Subsidiary to incur any Indebtedness if, immediately after the incurring of such Indebtedness, the Operating Cash Flow Ratio of the Partnership or such Subsidiary would exceed 6.5 to 1; or

(2) sell or otherwise dispose of, or cause or permit any Subsidiary to sell or otherwise dispose of, in any one transaction (or series of mutually contingent transactions), assets of the Partnership or any Subsidiary having an aggregate value in excess of $50,000,000, except upon the liquidation and dissolution of the Partnership in accordance with Article 11; provided, however, that the limitations of this paragraph shall not apply to any pledging of assets by any Person to secure any indebtedness of such Person permitted by this Agreement or to any disposition of assets upon the exercise of any rights granted by such a pledge; or

(3) merge with or consolidate into any Person, or cause or permit any Subsidiary to merge with or consolidate into any Person (except that, without the approval of TCI, (A) a Subsidiary may merge with another Subsidiary so long as the survivor of such merger is a Subsidiary; (B) a Wholly Owned Subsidiary may merge with the Partnership; and (C) a Subsidiary may merge with a Person other than a Subsidiary as a means of effecting any acquisition or disposition of assets that is otherwise permitted by this Agreement so long as the consummation of such acquisition or disposition would not have adverse tax consequences to TCI or the TCI Members); or

(4) purchase or otherwise acquire, or cause or permit any Subsidiary to purchase or otherwise acquire, any assets, business, or equity interest in another Person, if, after giving effect to such purchase or other acquisition, the aggregate value of all property purchased or otherwise acquired by the Partnership and all Subsidiaries in any period of twelve consecutive calendar months would exceed $50,000,000; provided, however, that the limitations of this paragraph shall not apply to any acquisition of assets by a Wholly Owned Subsidiary from the Partnership or from another Wholly Owned Subsidiary; or

(5) enter into any transaction with either Partner or any Affiliate of either Partner or permit any Subsidiary to enter into any transaction with either Partner or any Affiliate of either Partner if the transaction contemplates payments to or by the Partnership or any Subsidiary in any twelve month period in excess of $1,000,000, in the aggregate; provided, however, that the limitations of this paragraph shall not apply to any loan described in Section 5.1(c)(10), and TCI agrees not to withhold unreasonably its approval of any transaction that requires its approval under this Section 5.1 (b)(5); or

(6) issue any Partnership Interest or other equity interest in the Partnership or any option, warrant, or other instrument convertible into or evidencing the right to acquire (whether or not for additional consideration) any Partnership Interest or other equity interest in the Partnership; or

(7) permit any Subsidiary to issue any equity interest in such Subsidiary or any option, warrant, or other instrument convertible into or evidencing the right to acquire (whether or not for additional consideration) any equity interest in such Subsidiary, other than an equity interest or option, warrant, or other instrument issued to the Partnership or to a Wholly Owned Subsidiary; or

(8) commence, institute, or settle, or permit any Subsidiary to commence, institute, or settle, any claim or lawsuit (or series of related claims or lawsuits) on behalf of the Partnership or any Subsidiary (except as provided in the Contribution Agreement with respect to claims arising thereunder), or confess a judgment against the Partnership or any Subsidiary, not in the ordinary course of business and for any amount in excess of $5,000,000 or involving the potential granting of equitable relief that, if granted, would have a material adverse effect on the business of the Partnership and the Subsidiaries, taken as a whole; provided, however, that notwithstanding any other provision in this Agreement to the contrary, (A) TCI may, without the separate consent of Century or Century's representatives, cause Century-TCI California to make a good faith claim against Century and its Affiliates pursuant to the indemnification provisions of the Contribution Agreement or against Century and its Affiliates pursuant to the Management Agreement described in Section 5.6, and provided, further, that without the separate consent of TCI, Century may not cause Century-TCI California to waive any such claim against Century and its Affiliates pursuant to the indemnification provisions of the Contribution Agreement or against Century and its Affiliates pursuant to the Management Agreement described in Section 5.6, and (B) Century may, without the separate consent of TCI or TCI's representatives, cause Century-TCI California to make a good faith claim against TCI and its Affiliates pursuant to the indemnification provisions of the Contribution Agreement or the Exchange Agreement; or

(9) purchase, redeem, retire, or otherwise acquire any Partnership Interests or other equity interest in the Partnership or Century-TCI California, except for the purchase, redemption, retirement, or other acquisition of any equity interest where the terms of such interest, as approved in accordance with
Section 5.1(b)(6) or (7), permit or require such purchase, redemption, retirement, or other acquisition.

(c) Additional Limitations and Restrictions. Notwithstanding any provision in this Agreement to the contrary, and in addition to any other consent or approval that may be required by the express terms of this Agreement, the Partnership shall not, and the Managing Partner shall have no authority to cause the Partnership to, do any of the following without the approval of TCI:

(1) sell or otherwise dispose of, or cause or permit any Subsidiary to sell or otherwise dispose of, any assets of the Partnership or any Subsidiary, if such sale or other disposition would result in the allocation of income or gain to TCI pursuant to Section 4.4 and Code Section 704(c), except upon the liquidation and dissolution of the Partnership in accordance with Article 11; provided, however, that the limitations of this paragraph shall not apply to any pledging of assets by any Person to secure any indebtedness of such Person permitted by this Agreement (but such limitations shall nevertheless apply to any disposition of assets upon the exercise of any rights granted by such a pledge); or

(2) liquidate or dissolve the Partnership except in accordance with Article 11 or liquidate or dissolve Century-TCI California or Century-TCI Holdings, LLC; or

(3) issue any Partnership Interest or other equity interest in the Partnership or any option, warrant, or other instrument convertible into or evidencing the right to acquire (whether or not for additional consideration) any Partnership Interest or other equity interest in the Partnership, except on terms that are fair, from an economic standpoint, to the Partnership and the Partners; or

(4) permit any Subsidiary to issue any equity interest in such Subsidiary or any option, warrant, or other instrument convertible into or evidencing the right to acquire (whether or not for additional consideration) any equity interest in such Subsidiary, except on terms that are fair, from an economic standpoint, to the Partnership and its Partners, other than an equity interest or option, warrant, or other instrument issued to the Partnership or to a Wholly Owned Subsidiary; or

(5) admit any additional Partners to the Partnership or Century-TCI California except in accordance with Section 6.4 or Section 8.8; or

(6) convert the Partnership or any Subsidiary that is a partnership or a limited
liability   company  to  corporate  form  or  to  any  other  form  of  business organization; or

(7) purchase, redeem, retire, or otherwise acquire any Partnership Interests or other equity interest in the Partnership or Century-TCI California or Century-TCI Holdings, LLC, except for the purchase, redemption, retirement, or other acquisition of any equity interest where the terms of such interest, as approved in accordance with Section 5.1(b)(6) or (7) or Section 5.1(c)(3), permit or require such purchase, redemption, retirement, or other acquisition; or

(8) merge with or consolidate into any Person, or cause or permit any Subsidiary to merge with or consolidate into any Person, unless the terms under which any equity interest in the Partnership or any Subsidiary is issued to any Person (other than the Partnership or any Wholly Owned Subsidiary) are fair, from an economic standpoint, to the Partnership and the Partners; or

(9) enter into any transaction with either Partner or any Affiliate of either Partner or permit any Subsidiary to enter into any transaction with either Partner or any Affiliate of either Partner if the transaction is not on terms that are no less favorable to the Partnership or Subsidiary than could have been obtained in a comparable arm's-length transaction with a Person that is not a Partner or an Affiliate of a Partner; provided, however, that the limitations shall not apply to any loan described in Section 5.1(c)(10); or

(10) incur or permit any Subsidiary to incur any Indebtedness to any Affiliate of the Managing Partner unless (A) the financial terms of such Indebtedness are the same as either (1) the financing obtained by such Affiliate of the Managing Partner the proceeds of which are used to fund its loan to the Partnership by which such Indebtedness is created, or (2) any similar financing obtained by the Partnership from any Person that is not an Affiliate of the Managing Partner, and (B) such Indebtedness would not result in any adverse tax consequences to TCI or the TCI Members; or

(11) except as provided in Section 10.2, enter into any transaction with either Partner or any Affiliate of either Partner or permit any Subsidiary to enter into any transaction with either Partner or any Affiliate of either Partner pursuant to which such Partner or its Affiliate would be authorized or permitted to use the Partnership's or a Subsidiary's cable television system distribution facilities to engage in any business that is ancillary to the ownership or operation of cable television systems, including the ancillary businesses of providing high-speed data service and telephony services described in Section 2.5; or

(12) commence any bankruptcy or insolvency proceeding, acquiesce in the appointment of a referee, trustee, custodian, or liquidator, or admit to the material allegations of a petition filed against the Partnership or any Subsidiary in any bankruptcy proceeding; or

(13) amend the Management Agreement described in Section 5.6 or the partnership agreement of Century-TCI California or the operating agreement of Century-TCI Holdings, LLC (and TCI agrees not to withhold unreasonably its approval of any amendment that requires its approval under this Section 5.1(c)(13)); or

(14) engage in or permit any Subsidiary to engage in any business not described in Section 2.5 or engage in any business outside the Territory; or

(15) sell, assign or otherwise transfer any equity interest in Century-TCI California or Century-TCI Holdings, LLC; or

(16) make any determination of "Gross Asset Value" with respect to Century-TCI California or Century-TCI Holdings, LLC, any determination that an adjustment to "Gross Asset Value" with respect to Century-TCI California or Century-TCI Holdings, LLC should be made or any determination of the fair market value of any asset contributed to such entity; or

(17) withdraw as the general partner or member of Century-TCI California or Century-TCI Holdings, LLC; or

(18) prior to the second anniversary of the Closing, (1) take, or permit any Subsidiary to take, any action that results in the principal amount of the outstanding indebtedness for borrowed money of Century-TCI California being reduced below an amount equal to the sum of the principal amount of the TCI Permitted Debt and the Century Permitted Debt assumed by Century-TCI California at Closing (the "Initial Debt"); (2) take, or permit any Subsidiary to take, any action that would cause Century-TCI California not to have non-recourse debt outstanding in an amount at least equal to the Initial Debt, it being agreed that both non-recourse incurred indebtedness for borrowed money and committed available non-recourse indebtedness for borrowed money that may be used to pay down any Affiliate indebtedness for borrowed money on which Century-TCI California is the obligor constitute non-recourse debt for this purpose; or (3) refinance or otherwise change the terms of the indebtedness for borrowed money of Century-TCI California that is in effect as of the Closing Date; provided, that TCI may not withhold its consent unless the refinancing or other change in terms would have adverse tax consequences to TCI or the TCI Members, as reasonably determined by TCI.

It is the intent of this Section 5.1(c)(18) to define the relative rights of the Partners among themselves, and not to affect the rights of the holders of any indebtedness of Century-TCI California that are not affiliates of Century-TCI California, or the obligations of Century-TCI California, under any instrument pursuant to which any such indebtedness is issued. Without limiting the generality of the foregoing, it is agreed that as to the holders of any such indebtedness nothing in this Section 5.1(c)(18) shall affect:

         ..................(A) the obligations of Century-TCI California under the Credit Agreement (including, without limitation, under Sections 2.04 or 2.05 thereof) dated as of December 3, 1999 (the "Credit Agreement") among Century-TCI California, as borrower, the guarantors party thereto, the lenders party thereto (the "Lenders"), and Citibank, N.A. as administrative agent (the "Administrative Agent"), as such agreement may from time to time be amended, nor the rights of the Lenders, or the effect of any action taken by Century-TCI California, under the Credit Agreement (including without limitation, under Sections 2.03, 2.04, or 2.05 thereof, or otherwise); or

         ..................(B) the validity or enforceability of any amendment or modification to the Credit Agreement (or any of the Loan Documents referred to therein) entered into by Century-TCI California with any of the Lenders or the Administrative Agent, any of the Lenders and the Administrative Agent being entitled to conclusively presume that any agreements or amendments executed by the Partnership in its capacity as general partner of Century-TCI California is valid, binding and enforceable and has been entered into after obtaining any necessary consent from TCI required by this Section 5.1(c)(18).

(d) Consideration of Certain Transactions. The Managing Partner will consult with the Advisory Committee before entering into any agreement or causing any Subsidiary to enter into any agreement providing for any material transaction outside the ordinary course of the Partnership's or such Subsidiary's business, but the Managing Partner shall not be required under this Section 5.1(d) or otherwise (except as specifically provided in Section 5.1(b) or Section 5.1(c)) to obtain the approval of the Advisory Committee in connection with any such transaction.

(e) Expiration of Certain Approval Rights. The limitations in Section 5.1(b) shall not apply at any time if:


(1) TCI's Percentage Interest is less than five percent at such time, and

(2) either:

(A) more than six months have elapsed since TCI's Percentage Interest fell below five percent, unless at such time (1) TCI and Century have agreed on an additional Capital Contribution to be made by TCI that would cause TCI's Percentage Interest to be at least five percent, and the agreement between TCI and Century with respect to such additional Capital Contribution is in full force and effect, and (2) if the additional Capital Contribution contemplated by such agreement would consist of any cable television system to be acquired by TCI, TCI shall have entered into a letter of intent, memorandum of understanding, or other similar document with respect to its acquisition of such cable television system; or

(B) more than nine months have elapsed since TCI's Percentage Interest fell below five percent, unless at such time (1) TCI and Century have agreed on an additional Capital Contribution to be made by TCI that would cause TCI's Percentage Interest to be at least five percent, and the agreement between TCI and Century with respect to such additional Capital Contribution is in full force and effect, and (2) if the additional Capital Contribution contemplated by such agreement would consist of any cable television system to be acquired by TCI, TCI shall have entered into a binding, definitive agreement with respect to its acquisition of such cable television system, and such binding, definitive agreement shall be in full force and effect.

5.2      Advisory Committee.
         ------------------

(a) Membership. The Partnership shall have an Advisory Committee consisting of five individual representatives of the Partners. Three members of the Advisory Committee shall be designated from time to time by Century in its sole discretion. Two members of the Advisory Committee shall be designated from time to time by TCI in its sole discretion. The members of the Advisory Committee, as designated by Century and TCI, as of the date of this Agreement, are set forth on Schedule II. The function of the Advisory Committee shall be to consult with and advise the Managing Partner regarding significant decisions relating to the Partnership, its Subsidiaries and their business and to make recommendations to the Managing Partner with respect thereto; provided that ultimate decision making power is vested in the Managing Partner, subject to the rights of TCI specified elsewhere in this Agreement and provided further that the Advisory Committee will not perform any functions or duties which, if performed by a Limited Partner, would constitute participation in the control of the business of the Partnership under the Act.

(b)      Removal and Replacement of Members.
-------------------------------------------

(1) Each Partner shall use its good-faith efforts to designate its representatives as promptly as is reasonably practicable so that the Advisory Committee shall at all times contain the number of members provided for in
Section 5.2(a).

(2) Any member of the Advisory Committee designated pursuant to Section 5.2(a) may be removed and replaced at any time, and from time to time, by the Partner that originally designated such member in accordance with Section 5.2(a). No member shall be removed from office, with or without cause, without the consent of the Partner that designated him.

(3) The Partnership shall reimburse each member of the Advisory Committee for expenses, including travel and legal expenses, reasonably incurred in connection with such member's performance of his duties as a member of the Advisory Committee.

(c) Meetings of the Advisory Committee. The Advisory Committee shall hold one regular meeting each quarter at such time and place as shall be determined by the Advisory Committee. Special meetings of the Advisory Committee may be called at any time by any member upon not less than three-Business-Days' prior notice. Except as otherwise determined by the Advisory Committee, all special and regular meetings of the Advisory Committee shall be held at the principal office of the Partnership. Members of the Advisory Committee may participate in any meeting of the Advisory Committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

(d)      Procedural Matters.

(1) Unless waived in writing by all of the members (before or after a meeting) at least three-Business-Days' prior notice of any meeting shall be given to each member. Such notice shall state the purpose for which such meeting has been called.

(2) At all meetings of the Advisory Committee, a majority of the members of the Advisory Committee, including at least one member designated by TCI, shall constitute a quorum for the transaction of business, except that, if notice was given of two prior meetings called for the purpose of taking the same action (as specified in the notices) and no member designated by TCI attended or was represented by proxy at either of the meetings called by such notices, but a quorum would have been present at each of such meetings had a member designated by TCI attended or been represented by proxy, then at any subsequent meeting called for the purpose of taking the same action, a majority of the members of the Advisory Committee (without regard to whether any member designated by TCI is present or represented by proxy) shall constitute a quorum for the transaction of business. In determining the number of meetings called for the purpose of taking any action under this Section 5.2(d)(2), any meeting adjourned for lack of a quorum and each adjournment of such meeting shall be considered a separate meeting, so long as a quorum would have been present had a member designated by TCI attended or been represented by proxy.

(3) The Advisory Committee shall cause to be kept a book of minutes of all of its meetings in which there shall be recorded the time and place of each such meeting, whether regular or special, and if special, by whom called, the notice thereof given, the names of those present, and the proceedings thereof.

5.3      No Management by Limited Partner.
         --------------------------------

         Except as expressly provided in this Agreement, no Limited Partner, in its capacity as a limited partner of the Partnership, shall take part in or interfere in any manner with the control, conduct, or operation of the Partnership or have any right or authority to act for or bind the Partnership or to vote on matters relating to the Partnership.

5.4      Operating and Capital Expenditure Budgets.
         -----------------------------------------

         A five-year operating plan for the Partnership is attached hereto as
Schedule III for informational purposes. After consultation with TCI, the Managing Partner shall prepare and distribute to each Partner for informational purposes only an operating budget and a capital expenditure budget for the Partnership for each Fiscal Year.

5.5      No Personal Liability.
         ---------------------

         No General Partner shall have any personal liability for the repayment of the Capital Contributions of any other Partner, but each General Partner shall return to the Partnership any distributions received by such General Partner in excess of those to which such General Partner is entitled under this Agreement.

5.6      Management Agreement.
         --------------------

         On the date hereof, Century-TCI California and Century (or an Affiliate of Century designated by Century) shall enter into a Management Agreement substantially in the form of Exhibit A. Century (or an Affiliate of Century designated by Century) shall be entitled to the payments and reimbursements set forth in such Management Agreement, as it may be amended from time to time in accordance with its terms.

5.7      Tax Matters Partner.
         -------------------

(a) Century is hereby designated as the Tax Matters Partner of the Partnership, as provided in Treasury Regulations pursuant to Code Section 6231 and analogous provisions of state and local law. Each Partner, by the execution of this Agreement, consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b) To the extent and in the manner provided by applicable law and Treasury Regulations, the Tax Matters Partner shall furnish the name, address, profits interest, and taxpayer identification number of each Partner and any Assignee to the Secretary of the Treasury or his delegate (the "Secretary").

(c) The Tax Matters Partner shall notify each Partner of any audit that is brought to the attention of the Tax Matters Partner by notice from the Internal Revenue Service or any state or local taxing authority and shall forward to each Partner copies of any written notices, correspondence, reports, or other documents received by the Tax Matters Partner in connection with such audit within ten Business Days following its receipt thereof from the Internal Revenue Service or other state or local taxing authority. The Tax Matters Member shall provide TCI with reasonable advance notice of administrative proceedings with the Internal Revenue Service or any state or local taxing authority, including any closing conference with the examiner and any appeals conference.

(d) The Tax Matters Partner shall give the Partners thirty-days' advance written notice of its intent to initiate judicial review, file a request for administrative adjustment on behalf of the Partnership, extend the period of limitations for making assessments of any tax against a Partner with respect to any Partnership item, or enter into any agreement with the Internal Revenue Service or any state or local taxing authority that would result in the settlement of any alleged tax deficiency or other tax matter, or to any adjustment of taxable income or loss or any item included therein, affecting the Partnership or either Partner.

(e) Subject to the foregoing provisions of this Section 5.7, the Tax Matters Partner is hereby authorized, upon thirty-days' advance written notice to TCI, to take any of the actions specified below:

(1) to enter into any settlement with the Internal Revenue Service or the Secretary or any state or local taxing authority with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind either Partner that (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary or such state or local taxing authority providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

(2) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, or elsewhere as allowed by law, or the United States Court of Federal Claims;

(3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(5) to enter into an agreement with the Internal Revenue Service or any state or local taxing authority to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6) to take any other action on behalf of the Partners (with respect to the Partnership) or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or Treasury Regulations.

(f) The Tax Matters Partner shall consult in good faith with TCI before taking any of the actions specified in Section 5.7(e).

(g) The Partnership shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses (including legal and accounting fees) incurred pursuant to this Section 5.7 in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such reasonable expenses shall be made before any distributions are made to the Partners. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent provided herein or required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of a General Partner and indemnification set forth in Article 12 shall be fully applicable to Century in its capacity as the Tax Matters Partner.

(h) Any Partner that receives a notice of an administrative proceeding under Code Section 6223 relating to the Partnership shall promptly notify the Tax Matters Partner of the treatment of any Partnership item on such Partner's federal income tax return that is or may be inconsistent with the treatment of that item on the Partnership's return.

(i) Either Partner that enters into a settlement agreement with the Secretary with respect to any Partnership item shall notify the Tax Matters Partner of such agreement and its terms within sixty days after its date, and the Tax Matters Partner shall notify the other Partners of the settlement agreement within thirty days of such notification.

5.8      Consolidation.
         -------------

         It is the express intent and agreement of the Partners that Century controls the Partnership for purposes of consolidating the operations of the Partnership with Adelphia, under generally accepted accounting principles and applicable Securities and Exchange Commission rules, regulations, and guidelines, and that the limitations provided for in Section 5.1(b) and elsewhere in this Agreement are designed to provide TCI with protection as a minority partner, but are not intended to affect such control by Century. This
Section 5.8 shall not be construed as affecting in any way the rights of TCI under this Agreement.

5.9      Management of Subsidiaries.
         --------------------------

         The Partnership shall not take any action as the sole or managing member or sole or managing general partner of any Subsidiaries without the approval of TCI if such action could not be taken by the Partnership without the approval of TCI.

ARTICLE 6.........

                           STATUS OF LIMITED PARTNERS

6.1      Limited Liability.
         -----------------

         No Limited Partner, in its capacity as a limited partner of the Partnership, shall be bound by or personally liable for the expenses, liabilities, or obligations of the Partnership. In no event shall any Limited Partner, in its capacity as a limited partner of the Partnership, be required to make up a deficiency in its Capital Account upon the dissolution and termination of the Partnership.

6.2      Return of Distributions of Capital.
         ----------------------------------

         A Limited Partner may, under certain circumstances, be required by law to return to the Partnership, for the benefit of the Partnership's creditors, amounts previously distributed. No Limited Partner shall be obligated by this Agreement to pay those distributions to or for the account of the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner must return or pay over any part of those distributions, the obligation shall be that of such Limited Partner alone and not of any other Partner. Any payment returned to the Partnership by a Partner or made directly by a Partner to a creditor of the Partnership shall be deemed a Capital Contribution by such Partner.

6.3      Specific Limitations.
         --------------------

         No Limited Partner shall have the right or power to: (a) withdraw or reduce its Capital Contribution except as a result of the dissolution of the Partnership or as otherwise provided by law or in this Agreement, (b) bring an action for partition against the Partnership or any assets of the Partnership,
(c) cause the termination and dissolution of the Partnership, except as set forth in this Agreement, or (d) demand or receive property other than cash in return for its Capital Contribution. Except as otherwise set forth in this Agreement or in any agreement permitted to be entered into under this Agreement with respect to the purchase, redemption, retirement, or other acquisition of Partnership Interests, no Limited Partner shall have priority over any other Limited Partner either as to the return of its Capital Contribution or as to Net Profit, Net Loss, or distributions. Other than upon the termination and dissolution of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of any Limited Partner will be returned.

6.4      Issuance of Partnership Interests.
         ---------------------------------

(1) Subject to obtaining the approval required under Section 5.1(b)(6) and
Section 5.1(c)(3) and in accordance with the terms thereof, the Managing Partner may issue additional Partnership Interests to any Person and may admit to the Partnership as additional Partners the Persons acquiring such Partnership Interests, if such Persons were not previously admitted as Partners. The Persons acquiring such Partnership Interests shall have the rights and be subject to the obligations attributable to such Partnership Interests in the form issued to them. A Person admitted as a new Partner shall only be entitled to distributions and allocations of Net Profit and Net Loss attributable to the period beginning on the effective date of its admission to the Partnership, and the Partnership shall attribute Net Profit and Net Loss to the period before the effective date of the admission of a new Partner and to the period beginning on the effective date of the admission of a new Partner by any method agreed to between the Partners that is permitted by the Treasury Regulations; provided, however, that
(a) upon the issuance of a Partnership Interest to a Person other than a Partner or an Affiliate of a Partner, if the Partners are unable to agree on the method of attributing Net Profit and Net Loss to such periods, the Partnership shall attribute Net Profit and Net Loss to such periods by the interim closing of the Partnership books method set forth in Treasury Regulation Section 1.706-1(c)(2)(ii), and (b) upon the issuance of a Partnership Interest to a Partner or an Affiliate of a Partner, if the Partners are unable to agree on the method of attributing Net Profit and Net Loss to such periods, the Partnership shall attribute Net Profit and Net Loss to such periods pursuant to any method agreed to between the Partnership and the new Partner so long as such method (1) does not change the allocation of Net Profit and Net Loss or any item thereof to any Partner other than the new Partner and its Affiliates and (2) does not require an interim closing of the Partnership books.

ARTICLE 7.........

                          WITHDRAWAL OF GENERAL PARTNER

7.1      Withdrawal.
         ----------

(a) Century may retire or withdraw from the Partnership only with the prior written consent of TCI.

(b) If Century withdraws from the Partnership while it is the Managing Partner, the Partnership shall dissolve in accordance with the provisions of Article 11, unless, within ninety days after the withdrawal of Century:

(1) TCI elects to continue the business of the Partnership and elects to convert all or a portion of its limited partner interest to a general partner interest and becomes the successor Managing Partner; or

(2)      Either:

(A) if Century withdrew from the Partnership with the prior written consent of TCI and at least one General Partner remains, TCI and Century elect to continue the business of the Partnership and either (i) agree to appoint an existing General Partner to be the successor Managing Partner or (ii) agree to admit a new General Partner and to appoint such new General Partner to be the successor Managing Partner; or

(B) if Century withdrew from the Partnership without the prior written consent of TCI, TCI elects to continue the business of the Partnership and either (i) if at least one General Partner remains elects to appoint an existing General Partner to be the successor Managing Partner or (ii) elects to admit an Assignee of part of its Partnership Interest as a new General Partner and to appoint such new General Partner to be the successor Managing Partner.

(c) Any successor Managing Partner appointed pursuant to Section 7.1(b) (including TCI) shall be entitled to exercise all rights and shall have all duties and obligations of the Managing Partner under this Agreement. The appointment of a successor Managing Partner pursuant to Section 7.1(b) shall be effective as of the date of the withdrawal of Century, subject to the receipt of all necessary governmental approvals and other material third-party consents.

(d) If Century withdrew from the Partnership without the prior written consent of TCI, then, if TCI so elects, subject to the receipt of all necessary governmental approvals and other material third-party consents, all of the members of the Advisory Committee designated by Century shall be removed and Century shall have no further right to designate any representatives.

(e) No successor to Century as Managing Partner may retire or withdraw from the Partnership without the consent of the other Partners.

(f) For purposes of this Agreement, the term "withdrawal" means the happening of any event described in Section 17-402(a) of the Act (other than subsections (4) and (5) thereof).

(g) TCI may retire or withdraw from the Partnership only with the prior written consent of Century.

7.2      Removal of Century as Managing Partner.
         --------------------------------------

(a)      The provisions of Section 7.2(b) shall apply if:

(1) a court of competent jurisdiction finds that Century has engaged in conduct while acting as Managing Partner that constitutes either (A) a felony involving moral turpitude that resulted in material harm to the Partnership or TCI or (B) fraud against the Partnership or TCI, and

(2) the finding described in Section 7.2(a) has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and is not the subject of any pending request for judicial review, reconsideration, appeal, or stay, and

(3) the time for filing any further request for judicial review, reconsideration, appeal, or stay of the finding described in Section 7.2(a) has expired.

(b) If each of the conditions specified in Section 7.2(a) is satisfied, then, if TCI so elects by written notice to Century, upon the receipt of all necessary governmental approvals and other material third-party consents:

(1) all of the members of the Advisory Committee designated by Century shall be
removed   and   Century   shall  have  no  further   right  to   designate   any
representatives; and

(2) Century shall be removed as Managing Partner and either (as specified by TCI in its election pursuant to this Section 7.2(b)):

(A) TCI shall convert all or a portion of its limited partner interest to a general partner interest and become the successor Managing Partner; or

(B) an existing General Partner appointed by TCI shall become the successor Managing Partner; or

(C) an Assignee of part of TCI's Partnership Interest shall be admitted as a new General Partner and shall become the successor Managing Partner.

(c) Any successor Managing Partner appointed pursuant to Section 7.2(b) (including TCI) shall be entitled to exercise all rights and shall have all duties and obligations of the Managing Partner under this Agreement. The appointment of a successor Managing Partner pursuant to Section 7.2(b) shall be effective as of the date of the removal of Century as Managing Partner.

7.3      Effect of Withdrawal or Removal of Managing Partner.
         ---------------------------------------------------

         If the Partnership is continued pursuant to Section 7.1 following the withdrawal of Century, or if Century is removed as Managing Partner pursuant to
Section 7.2, then the entire Partnership Interest of Century shall be converted to that of a Limited Partner unless such conversion would have adverse tax consequences to TCI or the TCI Members. The withdrawal or removal of any Managing Partner shall not alter the allocations and distributions to be made to the Partners pursuant to this Agreement.

7.4      No Dissolution.
         --------------

         The withdrawal of a General Partner other than the Managing Partner shall not cause the dissolution of the Partnership or alter the allocations and distributions to be made to the Partners pursuant to this Agreement.

ARTICLE 8.........

                       ASSIGNMENT OF PARTNERSHIP INTERESTS

8.1      Assignments by Century.
         ----------------------

         Except as provided in Section 8.3, Century shall not assign (whether by sale, exchange, gift, contribution, distribution, or other transfer, including a pledge or other assignment for security purposes) all or any part of its interest in the Partnership without the prior written consent of TCI.

8.2      Assignments by Other Partners.
         -----------------------------

         Except as provided in Section 8.3, a Partner may not assign (whether by sale, exchange, gift, contribution, distribution, or other transfer, including a pledge or other assignment for security purposes) all or any part of its Partnership Interest without the prior written consent of the Managing Partner. Notwithstanding the consent of the Managing Partner to any assignment by a Partner of all or any part of its Partnership Interest, the rights of any Assignee shall be subject at all times to the limitations set forth in Section 8.4.

8.3      Exceptions.
         ----------

         The provisions of Section 8.1 and Section 8.2 shall not apply and no consent of the Managing Partner or TCI, as applicable, shall be required for:

(a) any assignment of Partnership Interests by Century that is permitted by
Article 9; or

(b) an assignment by a Partner or an Assignee of a Partner to a Controlled Affiliate of such Partner; or

(c) in the case of an assignment by TCI or an Assignee of TCI, an assignment to any Person controlled directly or indirectly by Tele-Communications and of which Tele-Communications owns, directly or indirectly, at least fifty percent of the outstanding equity interests; or

(d) in the case of an assignment by Century or an Assignee of Century, an assignment to any Person controlled directly or indirectly by Adelphia and of which Adelphia owns, directly or indirectly, at least fifty percent of the outstanding equity interests; or

(e) an assignment by TCI pursuant to Section 7.1(b)(2)(B) or Section 7.2(b)(2)(C) to a Person who will become a successor Managing Partner.

8.4      Assignee.
         --------

         If the provisions of this Article 8 have been complied with, an Assignee shall be entitled to receive distributions of cash or other property, and allocations of Net Profit and Net Loss and of items of income, deduction, gain, loss, or credit, from the Partnership attributable to the assigned Partnership Interests from and after the effective date of the assignment, and shall have the right to receive a copy of the quarterly and annual financial statements required herein to be provided the Partners, but an Assignee shall have no other rights of a Partner herein, such as rights to any other information, an accounting, inspection of books or records, or voting as a Partner on matters required by law, unless and until such Assignee is admitted as a substitute Partner pursuant to the provisions of Section 8.8. The Partnership and the Managing Partner shall be entitled to treat the assignor as the absolute owner of the Partnership Interests in all respects, and shall incur no liability for distributions, allocations of Net Profit or Net Loss, or transmittal of reports and notices required to be given to Partners that are made in good faith to the assignor until the effective date of the assignment, or, in the case of the transmittal of reports (other than the financial statements referred to above) or notices, until the Assignee is so admitted as a substitute Partner. The effective date of an assignment shall be the first day of the calendar month following the month in which the Managing Partner has received an executed instrument of assignment in compliance with this Article 8 or such other date specified in the executed instrument of assignment. The Assignee shall be deemed an Assignee on the effective date, and shall be only entitled to distributions and allocations of Net Profit and Net Loss attributable to the period beginning on the effective date of assignment. The Partnership shall attribute Net Profit and Net Loss to the period before the effective date of assignment and to the period beginning on the effective date of assignment as provided in Section 4.5. Each Assignee will inherit the balance of the Capital Account, as of the effective date of assignment, of the assignor with respect to the Partnership Interests assigned.

8.5      Other Consents and Requirements.
         -------------------------------

         Any assignment of any Partnership Interests in the Partnership must be in compliance with any requirements imposed by any state securities administrator having jurisdiction over the assignment and the United States Securities and Exchange Commission and must not cause the Partnership or any Subsidiary to be in violation of any Ownership Restriction.

8.6      Assignment Not in Compliance.
         ----------------------------

         Any assignment in contravention of any of the provisions of this
Article 8 shall be void and of no effect, and shall neither bind nor be recognized by the Partnership.

8.7      Division of Partnership Interests.
         ---------------------------------

         The several rights and obligations inherent in the Capital Account and the Percentage Interest attributable to a Partner's Partnership Interest are indivisible except in equal proportions, such that the assignment of a specified percentage of a Partner's Partnership Interest may only represent an equal percentage of the total Capital Account and the Percentage Interest that was attributable to such Partner's Partnership Interest prior to the assignment.

8.8      Substitute Partners.
         -------------------

         An Assignee may not become a substitute Partner unless all of the following conditions are first satisfied:

(a) A duly executed and acknowledged written instrument of assignment shall have been filed with the Partnership, specifying the Partnership Interests being assigned and setting forth the intention of the assignor that the Assignee succeed to the assignor's interest as a substitute Partner;

(b)      The Assignee shall be an Accredited Investor;

(c) The assignor and Assignee shall have executed and acknowledged any other instruments that the Managing Partner deems necessary or desirable for substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, and shall have executed, acknowledged, and delivered to the Managing Partner a special power of attorney as provided in
Section 16.5(b);

(d) Except in the case of an assignment permitted by Section 8.3, the non assigning Partner shall have consented in writing to the admission of the Assignee as a substitute Partner, the granting of which may be withheld by the nonassigning Partner in its sole and absolute discretion;

(e) The Assignee shall have paid to the Partnership a transfer fee sufficient to cover all reasonable expenses connected with the substitution; and

(f) The assignment to the Assignee shall have complied with the other provisions of this Article 8.

8.9      Consent.
         -------

         Each Partner consents to the admission of substitute Partners by the Managing Partner and to any Assignee of its Partnership Interests becoming a substituted Partner in accordance with the terms and conditions of this Agreement.

8.10     Covenants of Parents.
         --------------------

(a) By executing this Agreement, Tele-Communications agrees that it will not cause or permit to occur any transaction or series of transactions unless, after giving effect to such transaction or series of transactions, at least fifty percent of all the outstanding equity interests in TCI would be owned, directly or indirectly, by one of the following Persons, and TCI would be controlled, directly or indirectly, by one of the following Persons:

(1)      Tele-Communications; or

(2)      any other Person that directly or indirectly owns either:

(A) cable television systems serving at least one million subscribers (excluding cable television systems owned directly or indirectly by the Partnership) that were owned, directly or indirectly, by Tele-Communications prior to the transaction or series of transactions; or

(B) substantially all the cable television systems that were owned, directly or indirectly, by Tele-Communications prior to the transaction or series of transactions.

(b) By executing this Agreement, Century/Texas agrees that, except for a transaction permitted by Article 9, it will not cause or permit to occur any transaction or series of' transactions unless, after giving effect to such transaction or series of transactions, at least fifty percent of all the outstanding equity interests in Century would be owned, directly or indirectly, by one of the following Persons, and Century would be controlled, directly or indirectly, by one of the following Persons:

(1)      Century/Texas; or

(2)      Adelphia; or

(3)      any other Person that directly or indirectly owns either:

(A) cable television systems serving at least one million subscribers (excluding cable television systems owned directly or indirectly by the Partnership) that were owned, directly or indirectly, by Century/Texas prior to the transaction or series of transactions; or

(B) substantially all the cable television systems that were owned, directly or indirectly, by Century/Texas prior to the transaction or series of transactions.

8.11     Impact of Code Section 708.
         --------------------------

(a) If the assignment by a Partner of all or part of its Partnership Interest results in the Termination of the Partnership, the Partner causing such Termination (as determined in accordance with this Section 8.11) will indemnify the other Partner for its Additional Income Tax Amount and reimburse the Partnership for any reasonable fees and expenses of accountants and attorneys that are incurred by the Partnership as a result of such Termination. For purposes of this Section 8.11:

(1) "Termination" means, with respect to the Partnership, a technical termination of the Partnership under Code Section 708(b)(1)(B); and

(2) "Additional Income Tax Amount" means, with respect to any Partner, an amount equal to the excess of (A) the net present value on the date of Termination of the federal and state income tax benefit attributable to such Partner's shares of the Partnership's future tax depreciation expense (taking into account all allocations made with respect to depreciable property under Code Section 704(c)), computed without regard to Code Section 168(i)(7) over (B) the net present value on the date of Termination of the federal and state income tax benefit attributable to such Partner's shares of the Partnership's future tax depreciation expense (taking into account all allocations made with respect to depreciable property under Code Section 704(c)), computed with regard to Code
Section 168(i)(7). In determining a Partner's "Additional Income Tax Amount," net present value shall be calculated using a discount rate equal to the interest rate paid by the Partnership on the date of Termination with respect to its senior indebtedness and the highest federal and California corporate income tax rates in effect on the date of Termination shall apply.

(b) Except as provided in Section 8.11(c) and Section 8.11(d), the Partner whose assignment of all or part of its Partnership Interest resulted in the Termination of the Partnership shall be treated as the Partner causing such Termination for purposes of Section 8.11(a).

(c) If a Partner desires to assign all or part of its Partnership Interest in a transaction that, if consummated at one time, would result in the Termination of the Partnership, such Partner may elect (1) to assign immediately as much of its Partnership Interest as may then be assigned without resulting in the Termination of the Partnership and (2) to assign the remaining portion of its Partnership Interest that it desires to assign as soon thereafter as such subsequent assignment would not result in the Termination of the Partnership. If a Partner notifies the other Partner that it has elected to assign all or part of its Partnership Interest in accordance with this Section 8.11(c), specifying in its notice the portion of its Partnership Interest to be assigned immediately in accordance with clause (1) of the preceding sentence and the portion of its Partnership Interest to be assigned subsequently in accordance with clause (2) of the preceding sentence (the assignment of such portion, the "Deferred Assignment"), then, if the other Partner assigns all or any part of its Partnership Interest prior to the Deferred Assignment by the notifying Partner and the Deferred Assignment therefore results in the Termination of the Partnership, the other Partner and not the notifying Partner shall be treated as the Partner causing such Termination for purposes of Section 8.11(a).

(d) If a Partner (the "First Assigning Partner") fails to notify another Partner (the "Second Assigning Partner") in writing of an assignment of any part of its Partnership Interest (including any assignment of a direct or indirect ownership interest in the First Assigning Partner to which Section 8.11(e) applies), and an assignment by the Second Assigning Partner of any part of its Partnership Interest (including any assignment of a direct or indirect ownership interest in the Second Assigning Partner to which Section 8.11(e) applies) after the assignment by the First Assigning Partner and before the Second Assigning Partner has notice of the prior assignment by the First Assigning Partner results in a Termination of the Partnership that would not have occurred if the assignment by the First Assigning Partner had not occurred, then the First Assigning Partner and not the Second Assigning Partner shall be treated as the Partner causing such Termination for purposes of Section 8.11(a).

(e) Each Partner agrees that, solely for purposes of this Section 8.11, any assignment of a direct or indirect ownership interest in a Partner that has the same effect as an assignment of such Partner's Partnership Interest for purposes of determining whether a Termination of the Partnership has occurred shall be treated as an assignment of such Partner's Partnership Interest. Each Partner shall notify the Partnership and the other Partner in writing not less than five days prior to any assignment of its Partnership Interest (including any assignment of a direct or indirect ownership interest in such Partner to which this Section 8.11(e) applies).

ARTICLE 9.........

                              RIGHT OF FIRST OFFER

9.1      Proposed Sale and Negotiations With TCI.
         ---------------------------------------

(a) If, at any time after the fifth anniversary of the date hereof, Century or any Affiliate of Century (such Person, the "Seller") proposes to assign (whether by sale, exchange, gift, contribution, distribution, or other transfer) all of Century's Partnership Interest or all of the outstanding equity interests in one or more Persons (including Century) that collectively own, directly or indirectly, all of Century's Partnership Interest (other than an assignment permitted by Section 8.3(b), Section 8.3(d), or Section 8.10(b)), then Century shall send a written notice (the "First Offer Notice") to TCI specifying the Partnership Interest or other equity interests proposed to be sold (the "Offered Interest") and the following terms of the sale: (1) purchase price and any adjustments thereto, including any adjustments based on the number of customers or operating cash flow (the "Purchase Price"), (2) other financial terms, such as the type and structure of consideration to be paid (which shall not include consideration other than cash or promissory notes) and the timing of payments (the "Other Financial Terms"), and (3) any other material terms, such as any nonstandard representations, covenants, or closing conditions, any material limitations on the purchaser's right to indemnification, and the "upset date" (the "Other Terms").

(b) Within ten Business Days after its receipt of the First Offer Notice, TCI shall send a written notice to Century specifying whether TCI desires to begin negotiations with the Seller concerning a purchase by TCI of the Offered Interest on the terms specified in the First Offer Notice. If TCI sends a timely notice to Century pursuant to this Section 9.1(b) specifying that TCI desires to begin such negotiations, TCI and the Seller will undertake in good faith to reach a binding, definitive agreement for the purchase and sale of the Offered Interest, incorporating the terms specified in the First Offer Notice, with any changes thereto that may be agreed to between TCI and the Seller, and any other terms and conditions that may be agreed to between TCI and the Seller. If TCI and the Seller reach a binding, definitive agreement for the purchase and sale of the Offered Interest, such agreement shall govern the rights and obligations of TCI and the Seller with respect to the purchase and sale of the Offered Interest, and the Seller shall be permitted to consummate the sale of the Offered Interest substantially in accordance with terms of such agreement.

9.2      Sale to Third Party; Re-Offer to TCI.
         ------------------------------------

(a) If TCI does not send a timely written notice to Century pursuant to Section 9.1(b) specifying that TCI desires to begin negotiations with the Seller concerning a purchase by TCI of the Offered Interest, or if TCI and the Seller commence such negotiations but are unable to enter into a binding, definitive agreement for the sale of the Offered Interest within ninety days after TCI's notice to Century pursuant to Section 9.1(b), then the Seller may undertake to sell the Offered Interest to any Person in accordance with this Section 9.2.

(b) The Seller may agree to sell the Offered Interest to any Person so long as
(1) the terms and conditions of such sale are not materially different from the terms specified in the First Offer Notice and (2) the binding, definitive agreement between the Seller and the purchaser of the Offered Interest is entered into within one year after (A) if TCI elected to commence negotiations pursuant to Section 9.1 (b), the sixtieth day after TCI's receipt of the First Offer Notice, or (B) in all other events, the tenth Business Day after TCI's receipt of the First Offer Notice. For purposes of this Section 9.2, the terms and conditions of a proposed sale of the Offered Interest will be materially different from the terms specified in the First Offer Notice if, and only if,
(1) the Purchase Price is less than that specified in the First Offer Notice, or
(2) the Other Financial Terms are different from those specified in the First Offer Notice, or (3) any of the Other Terms are different from those specified in the First Offer Notice in any respect that materially reduces the value of the transaction to the Seller.

(c) If the Seller desires to sell the Offered Interest to any Person on terms and conditions that are materially different from the terms specified in the First Offer Notice, then Century may send a written notice (the "Re-Offer Notice") to TCI specifying all material terms and conditions on which the Seller proposes to sell the Offered Interest (which terms shall not include the receipt by the Seller of consideration other than cash or promissory notes) and including an offer from the Seller to sell the Offered Interest to TCI on such terms and conditions. TCI may accept the offer included in the Re-Offer Notice by sending a written notice of acceptance to Century within three Business Days after TCI's receipt of the Re-Offer Notice, and such offer and acceptance shall constitute a binding agreement between TCI and the Seller concerning the sale of the Offered Interest on the terms and conditions specified in the Re-Offer Notice. If Century sends a Re-Offer Notice and TCI does not timely accept the offer included in the Re-Offer Notice, the Seller may agree to sell the Offered Interest to any Person on the terms and conditions specified in the Re-Offer Notice so long as the binding, definitive agreement between the Seller and the purchaser of the Offered Interest is entered into within sixty days after TCI's receipt of the Re-Offer Notice.

(d) The Seller shall be permitted to consummate the sale of the Offered Interest substantially in accordance with terms of any agreement entered into pursuant to this Section 9.2. If any agreement entered into pursuant to this Section 9.2 is terminated prior to the sale of the Offered Interest, then the terms of this
Article 9 shall apply to any subsequent proposal to sell such Offered Interest.

(e) If the Seller proposes to undertake to sell the Offered Interest in accordance with this Section 9.2 through an auction or similar process, TCI agrees that neither TCI nor any of its Controlled Affiliates will participate in such auction or similar process. The provisions of Section 9.1 and Section 9.2 shall apply to any proposed sale by the Seller of the Offered Interest through an auction or similar process.

9.3      Seller's Election Not to Sell.
         -----------------------------

         Subject to the terms of any binding agreement entered into pursuant to this Article 9 and the Seller's obligation to negotiate with TCI in good-faith pursuant to Section 9.1(b), the Seller may, at any time and in its sole discretion, terminate its efforts to sell the Offered Interest and rescind any notice or offer delivered to TCI pursuant to this Article 9. If the Seller terminates its efforts to sell the Offered Interest, the terms of this Article 9 shall apply to any subsequent efforts by the Seller to sell such Offered Interest.

ARTICLE 10........

                  OTHER BUSINESSES AND INVESTMENT OPPORTUNITIES

10.1     Prohibited Cross-Interests.
         --------------------------

(a) Each Partner agrees that, during the term of this Agreement, neither such Partner nor any Controlled Affiliate of such Partner shall, directly or indirectly, acquire any interest in any business or in any Person if the acquisition of such interest would cause the Partnership or any Subsidiary to be in violation of any Ownership Restriction.

(b) If, during the term of this Agreement, there is a Formal Determination that either Partner's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction, then the following provisions of this Section 10.1(b) shall apply. For purposes of this Section 10.1(b), a "Formal Determination" means (1) an agreement between Century and TCI, (2) a written determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority), regardless of whether such determination is subject to administrative or judicial review, reconsideration, or appeal (except to the extent that, so long as a stay of any enforcement action by the FCC against the Partnership or any Subsidiary as a result of any such violation of an Ownership Restriction is effective, the Partner that caused the violation specifies that any such determination will not constitute a Formal Determination during the pendency of any review, reconsideration, or appeal), or (3) a decision of any court of competent jurisdiction, regardless of whether such decision is subject to administrative or judicial review, reconsideration, or appeal (except to the extent that Century, and TCI agree that any such decision will not constitute a Formal Determination during the pendency of any review, reconsideration, or appeal). Century and TCI will use their respective good faith efforts, after consultation with legal counsel, to reach an agreement as to whether either Partner's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction.

(1) The Partnership will use reasonable efforts to obtain a stay of any enforcement action by the FCC against the Partnership or any Subsidiary as a result of any such violation of an Ownership Restriction (and the agreement of the Partners shall be required for the Partnership to act otherwise), and the Partners will cooperate reasonably with the Partnership in such efforts, to the extent necessary to prevent such violation from having a material adverse effect on the Partnership and the Subsidiaries before it is cured. For purposes of this
Section 10.1(b), a material adverse effect on the Partnership and the Subsidiaries includes the loss of any license or licenses issued by the FCC that, in the aggregate, are material to the conduct of the business of the Partnership and the Subsidiaries, the imposition of any fines or forfeitures that, in the aggregate, are material in amount, and limitations on the ability of the Partnership or any Subsidiary to conduct its business in the ordinary course consistent with its past practices.

(2) The Partnership and the Partners will cooperate reasonably with each other and negotiate in good faith with the FCC to obtain a determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority) that certain actions proposed to be taken by a Partner or its Affiliates would cure any such violation of an Ownership Restriction. The actions proposed to be taken by a Partner or its Affiliates to cure such violation may be those that, in such Partner's judgment, are least detrimental to such Partner and its Affiliates, and may include the divestiture of any asset or the restructuring of any investment.

(3) If there is a Formal Determination that TCI's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction, TCI agrees to take all reasonable actions necessary to cure any such violation of an Ownership Restriction; provided, however, that:

(A) if the Partnership and the Partners receive a determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority) that certain actions proposed to be taken by TCI or its Affiliates would cure such violation, then, if TCI and its Affiliates take such actions, TCI shall not be required to take any other action under this Section 10.1(b) to cure such violation until such time, if any, that there is a subsequent Formal Determination that such actions did not cure such violation; and

(B) TCI shall not be required to take any action to cure such violation prior to the time that such violation would have a material adverse effect on the Partnership and the Subsidiaries.

(4) The actions that TCI may be required to take pursuant to Section 10.1(b)(3) (it being agreed by TCI that the following actions shall be deemed reasonable for purposes of Section 10.1(b)(3)), subject to the limitations in Section 10.1(b)(3)(A) and Section 10.1(b)(3)(B), shall include, to the extent necessary to cure such violation, executing amendments to this Agreement to eliminate any right of TCI under this Agreement (other than its right to allocations of income, its right to distributions, its rights under Section 5.1(c)(1), and its right to approve any other action by the Partnership and the Subsidiaries if such action (A) in the case of an action that does not uniquely affect either Partner, such as an acquisition or disposition of assets or a financing, would have a material adverse economic effect on TCI or (B) in the case of an action that uniquely affects either Partner, such as a transaction between the Partnership and an Affiliate of a Partner, would have an adverse economic effect on TCI).

(5) If there is a Formal Determination that Century's holding of a Partnership Interest causes the Partnership or any Subsidiary to be in violation of any Ownership Restriction, Century will use its best efforts to cure any such violation; provided, however, that:

(A) if the Partnership and the Partners receive a determination by the FCC (including a determination by staff employees of the FCC acting under delegated authority) that certain actions proposed to be taken by Century or its Affiliates would cure such violation, then, if Century and its Affiliates take such actions, Century shall not be required to take any other action under this
Section 10.1(b) to cure such violation until such time, if any, that there is a subsequent Formal Determination that such actions did not cure such violation;

(B) Century shall not be required to take any action to cure such violation prior to the time that such violation would have a material adverse effect on the Partnership and the Subsidiaries; and

(C) Century shall not be required by this Section 10.1(b)(5) to convert the Partnership Interest of Century to that of a Limited Partner or to eliminate any right of Century under this Agreement.

(c) Neither Partner will approve the acquisition, directly or indirectly, by the Partnership or any Subsidiary of any interest in any business or in any Person if such Partner has actual knowledge that consummating such acquisition would cause either Partner or any Affiliate of either Partner to be in violation of any Ownership Restriction; provided that if the Managing Partner desires to cause the Partnership or a Subsidiary to acquire assets or an interest in a business or any Person, and the Managing Partner does not have actual knowledge that such acquisition would cause the Partnership or a Subsidiary, either Partner, or any Affiliate of either Partner to be in violation of any Ownership Restriction, then the Managing Partner shall provide prior written notice to TCI of such proposed acquisition at least 30 days prior to entering into a binding agreement to effect such acquisition and, if TCI notifies the Managing Partner within fifteen days of receiving such notice that such acquisition would cause the Partnership or a Subsidiary or TCI to be in violation of any Ownership Restriction, the Managing Partner shall not proceed with such acquisition without first complying with this Section 10.1(c) again, it being understood that if TCI does not so notify the Managing Partner within such fifteen-day period then the Managing Partner shall be presumed not to have knowledge that such acquisition would cause the Partnership or a Subsidiary, either Partner, or any Affiliate of either Partner to be in violation of any Ownership Restriction.

10.2     Wireline All Distance Communications Services.
         ---------------------------------------------

(a) The Partnership will deliver a notice in writing (a "Notice") to AT&T Corp. ("AT&T") if the Partnership or any Subsidiary desires to offer consumer residential wireline all-distance communications services ("All Distance Services") in the Territory or in any other geographic area served by a cable television system owned by the Partnership or any of its Subsidiaries (collectively, with the Territory, the "Partnership Territory") accessible from the Partnership's hybrid fiber coaxial infrastructure. AT&T will deliver a Notice to the Partnership if AT&T desires to offer All Distance Services in the Partnership Territory accessible from the hybrid fiber coaxial infrastructure of an operator of a cable television system or an operator of a multichannel video programming service. Any Notice or other notice to AT&T pursuant to this Section
10.2 shall be sent in the manner specified in Section 16.4 to AT&T Corp.,
Attention: Vice President-Law and Secretary, 295 North Maple Avenue, Basking Ridge, New Jersey 07920, or to such other address as AT&T shall have furnished to the Partnership in writing.

(b) The Partnership and AT&T will negotiate in good-faith for a period of 90 days from the receipt of a Notice (a "Negotiation Period") regarding the terms and conditions upon which the Partnership and AT&T would offer, promote and make available All Distance Services in the Partnership Territory accessible from the Partnership's hybrid fiber coaxial infrastructure. The Partnership and AT&T acknowledge that this Section 10.2 constitutes a statement of their good-faith intention to negotiate during the Negotiation Period with respect to All Distance Services in the Partnership Territory accessible from the Partnership's hybrid fiber coaxial infrastructure and does not itself constitute an agreement, agreement to agree, or a binding commitment by any party with respect thereto. Any agreements between the Partnership and AT&T with respect to the offer of All Distance Services in the Partnership Territory accessible from the Partnership's hybrid fiber coaxial infrastructure shall be set forth in a definitive agreement and any other necessary documentation with respect thereto, subject to the conditions expressed therein.

(c) There will be only one Negotiation Period pursuant to this Section 10.2. The obligations of the Partnership and AT&T under this Section 10.2 will terminate on the earliest to occur of the following: (i) if a Negotiation Period ends without the Partnership and AT&T having executed and delivered a definitive agreement with respect to All Distance Services; or (ii) on the fifth anniversary of the date hereof.

(d) Nothing in this Section 10.2 will require the Partnership to terminate any agreement or arrangement that is described on Schedule V before the end of the current term thereof or to take any action that would constitute a breach or default by the Partnership in the performance of its obligations under any such agreement or arrangement. Nothing in this Section 10.2 will require AT&T to terminate any existing agreement or arrangement before the end of the current term thereof or to take any action that would constitute a breach or default by AT&T in the performance of its obligations under any such agreement or arrangement.

10.3     No Other Restrictions.
         ---------------------

         Except as specifically provided above in this Article 10, nothing in this Agreement shall limit the ability of either Partner, or any partner, Affiliate, Controlled Affiliate, agent, or representative of either Partner, to engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created and whether or not competitive with or advanced by the business of the Partnership. Neither the Partnership nor the other Partner shall have any rights in or to the income or profits derived therefrom, nor shall either Partner have any obligation to the other Partner with respect to, any such enterprise or related transaction.

ARTICLE 11........

                   DISSOLUTION AND LIQUIDATION OF PARTNERSHIP

11.1     Events of Dissolution.
         ---------------------

         The Partnership shall be dissolved upon the happening of any of the following events:

(a) the failure of the Partners to select a successor Managing Partner in accordance with the provisions of Section 7.1(b) after the withdrawal of Century as Managing Partner;

(b) the expiration of the term of the Partnership as set forth in Section 2.4;

(c) the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all of the assets of the Partnership;

(d) subject to any restriction in any agreement to which the Partnership is a party, an election to liquidate and dissolve the Partnership made by Century with the approval of TCI; or

(e) subject to any provision of this Agreement that limits or prevents dissolution, the happening of any event that, under applicable law, causes the dissolution of a limited partnership.

11.2     Liquidation.
         -----------

(a) Upon dissolution of the Partnership for any reason, the Partnership shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Partnership business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Partnership to minimize the normal losses attendant to the liquidation process.

(b) Liquidation of the assets of the Partnership shall be managed on behalf of the Partnership by the "Liquidator," which shall be (1) if the Partnership is being liquidated pursuant to Section 11.1(a), a liquidating trustee selected by the Partners other than a Partner that has withdrawn and (2) in all other events, the Managing Partner. The Liquidator shall be responsible for soliciting offers to purchase the entirety of the Partnership's assets (including equity interests in other Persons) or portions or clusters of assets of the Partnership.

(c) The Liquidator shall cause a full accounting of the assets and liabilities of the Partnership to be taken and a statement thereof to be furnished to each Partner within thirty days after the distribution of all of the assets of the Partnership.

(d) The property and assets of the Partnership and the proceeds from the liquidation thereof shall be applied in the following order of priority:

(1) first, to payment of the debts and liabilities of the Partnership, in the order of priority provided by law (including any loans by either Partner to the Partnership) and payment of the expenses of liquidation;

(2) second, to setting up of such reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or any obligation or liability not then due and payable; provided, however, that any such reserve shall be paid over by the Liquidator to an escrow agent, to be held by such escrow agent for the purpose of disbursing such reserves in payment of such liabilities, and, at the expiration of such escrow period as the Liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

(3) finally, to payment to the Partners, in accordance with Section 4.1(b). The distributions pursuant to this Section 11.2(d)(3) shall, to the extent possible, be made prior to the later of the end of the Fiscal Year in which the dissolution occurs or the ninetieth day after the date of dissolution, or such other time period which may be permitted under Treasury Regulations Section 1.704-1(b)(2)(ii)(b).

(e) If in the course of the liquidation and dissolution of the Partnership pursuant to this Article 11 the Liquidator determines that a sale by all the Partners to any Person of their Partnership Interests, instead of a sale by the Partnership and the Subsidiaries of their respective assets, would more efficiently effect the liquidation of the Partners' economic interests in the Partnership or would reduce negative tax consequences to the Partners and the Partnership, but would not adversely affect the rights and obligations of either Partner (including the tax consequences to either Partner), then each Partner agrees to sell its Partnership Interest to such Person, and the Liquidator shall have the authority, pursuant to the power of attorney granted in Section 16.5(b), to execute, acknowledge, deliver, swear to, file, and record all agreements, instruments, and other documents that may be necessary or appropriate to effect the sale of such Partner's Partnership Interest.

(f) Following the dissolution of the Partnership pursuant to Section 11.1, the Partners will use commercially reasonable efforts to structure the liquidation of the Partnership in a manner that minimizes negative tax consequences to the Partners and the Partnership to the extent doing so would not materially adversely affect either Partner (except to the extent such Partner is adequately compensated by the other Partner for such adverse effect). Any structure agreed to by the Partners pursuant to this Section 11.2(f) shall supersede the other provisions of this Article 11 to the extent it is inconsistent with such other provisions, but nothing in this Section 11.2(f) shall modify or otherwise affect the other provisions of this Article 11 if the Partners are unable to agree on such a structure.

11.3     Distribution in Kind.
         --------------------

         The distribution to either Partner of a noncash asset in connection with the liquidation of the Partnership shall be subject to Section 4.1(d). The fair-market value of any noncash asset distributed in connection with the liquidation of the Partnership shall be determined by an independent appraiser (any such appraiser must be nationally recognized as an expert in valuing the type of asset involved) selected by the Liquidator.

11.4     No Action for Dissolution.
         -------------------------

         The Partners acknowledge that irreparable damage would be done to the goodwill and reputation of the Partnership if either Partner should bring an action in court to dissolve the Partnership under circumstances where dissolution is not required by Section 11.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Partnership Interests of the Partners. Accordingly, except where liquidation and dissolution are required by Section 11.1, each Partner hereby waives and renounces its right to initiate legal action to seek dissolution or to seek the appointment of a receiver or trustee to liquidate the Partnership.

11.5     No Further Claim.
         ----------------

         Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of its investment, and if the property of the Partnership remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate capital contributions of a Limited Partner, such Limited Partner shall have no recourse against any other Partner.

ARTICLE 12........

                                 INDEMNIFICATION

12.1     General.
         -------

         The Partnership shall indemnify, defend, and hold harmless the Managing Partner, the Managing Partner's officers, directors, shareholders, employees, and agents, the employees, officers, and agents of the Partnership, the members of the Advisory Committee, and either Partner that has designated a member of the Advisory Committee (but only to the extent such Partner suffers any liability, loss, or damage as a result of the actions of such member of the Advisory Committee) (all indemnified persons being referred to as "Indemnified Persons" for purposes of this Article 12) from any liability, loss, or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Partnership, including costs and attorneys' fees (which attorneys' fees may be paid as incurred) and any amounts expended in the settlement of any claims of liability, loss, or damage; provided, however, that, if the liability, loss, damage, or claim arises out of any action or inaction of an Indemnified Person, indemnification under this Section 12.1 shall be available only if (a) either
(1) the Indemnified Person, at the time of such action or inaction, determined, in good faith, that its or his course of conduct was in, or not opposed to, the best interests of the Partnership, or (2) in the case of inaction by the Indemnified Person, the Indemnified Person did not intend its or his inaction to be harmful or opposed to the best interests of the Partnership, and (b) the action or inaction did not constitute fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by the Indemnified Person; and provided, further, however, that indemnification under this Section 12.1. I shall be recoverable only from the assets of the Partnership and not from any assets of the Partners. The Partnership may pay for insurance covering liability of the Indemnified Persons for negligence in operation of the Partnership's affairs.

12.2     Exculpation.
         -----------

         No Indemnified Person shall be liable, in damages or otherwise, to the Partnership or to either Partner for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted by this Agreement if (a) either (1) the Indemnified Person, at the time of such action or inaction, determined, in good faith, that its or his course of conduct was in, or not opposed to, the best interests of the Partnership, or (2) in the case of inaction by the Indemnified Person, the Indemnified Person did not intend its or his inaction to be harmful or opposed to the best interests of the Partnership, and (b) the conduct of the Indemnified Person did not constitute fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by such Indemnified Person.

12.3     Persons Entitled to Indemnity.
         -----------------------------

         Any Person who is within the definition of "Indemnified Person" at the time of any action or inaction in connection with the business of the Partnership shall be entitled to the benefits of this Article 12 as an "Indemnified Person" with respect thereto, regardless of whether such Person continues to be within the definition of "Indemnified Person" at the time of his or its claim for indemnification or exculpation hereunder.

ARTICLE 13........

                     BOOKS, RECORDS, ACCOUNTING, AND REPORTS

13.1     Books and Records.
         -----------------

         The Partnership shall maintain at its principal office all of the following:

(a) A current list of the full name and last-known business or residence address of each Partner together with the Capital Contributions and Partnership Interest of each Partner;

(b) A copy of the Certificate, this Agreement, and any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed;

(c) Copies of the Partnership's federal, state, and local income tax or information returns and reports;

(d) The audited financial statements of the Partnership and its Subsidiaries for the six most recent Fiscal Years; and

(e) The Partnership's books and records (including its Subsidiaries) for at least the current and past three Fiscal Years and any necessary supporting information for any tax or information returns and reports for any prior taxable year for which the statute of limitations has not expired (taking into account any extensions).

13.2     Delivery to Partner and Inspection.
         ----------------------------------

(a) Upon the request of a Partner, the Managing Partner shall promptly deliver to the requesting Partner, at the expense of the Partnership, a copy of the information required to be maintained by Section 13.1 except for Section 13.1(e).

(b) Each Partner, or its duly authorized representative, has the right, upon reasonable request, to inspect and copy during normal business hours any of the Partnership records.

13.3     Annual Statements.
         -----------------

(a) The Managing Partner shall cause to be prepared for each Partner at least annually, at Partnership expense, audited financial statements of the Partnership and a consolidated audited financial statement for the Partnership and the Subsidiaries (other than any Subsidiary the financial statements of which cannot, under generally accepted accounting principles, be consolidated with the financial statements of the Partnership), along with supplemental information for the Partnership and each Subsidiary included in the consolidated financial statements, all prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing the opinion of a nationally recognized accounting firm chosen by the Managing Partner. The financial statements will include a balance sheet, statement of income or loss, statement of cash flows, and statement of Partners' equity, including appropriate notes required by generally accepted accounting principles. The supplemental information will consist of a consolidating balance sheet and a consolidating statement of operations and Partners' equity for the preceding Fiscal Year. The Partnership shall distribute the financial statements or portions thereof to each Partner as follows:

(1) the Managing Partner shall distribute to each Partner a statement setting forth the net income or loss of the Partnership for each Fiscal Year within forty-five days after the close of such Fiscal Year;

(2) the Managing Partner shall distribute to each Partner the balance sheet, statement of income or loss, statement of cash flows, and statement of Partners' equity (including appropriate notes required by generally accepted accounting principles) to be included in the financial statements for each Fiscal Year within forty-five days after the close of such Fiscal Year;

(3) the Managing Partner shall distribute to each Partner a preliminary draft of the complete financial statements for each Fiscal Year as soon as practicable after the close of such Fiscal Year; and

(4) the Managing Partner shall distribute to each Partner the complete audited financial statements for each Fiscal Year as soon as practicable after the close of such Fiscal Year and, in any event, by March 15 of the year following such Fiscal Year.

(b) The Managing Partner shall have prepared at least annually, at Partnership expense, Partnership information necessary for the preparation of each Partner's federal and state income tax returns. The Partnership shall send the information described in this paragraph to each Partner within seventy-five days after the end of each Fiscal Year and shall use commercially reasonable efforts to send such information to each Partner within sixty-five days after the end of each Fiscal Year.

(c) The Managing Partner shall also cause to be distributed to each Partner, within ten days after delivery to the Partnership, any audited financial statements that are prepared with respect to any Subsidiary the financial statements of which are not consolidated with the financial statements of the Partnership.

(d) The Managing Partner shall distribute to each Partner, promptly after they become available, copies of the Partnership's federal, state, and local income tax or information returns for each taxable year.

13.4     Quarterly Financial Statements.
         ------------------------------

(a) At the close of each of the first three quarters of any Fiscal Year, the Managing Partner shall cause to be distributed to each Partner a quarterly report covering each fiscal quarter of the operations of the Partnership and each Subsidiary, consisting of unaudited financial statements (comprising a balance sheet, a statement of income or loss, and a statement of cash flows), and a statement of other pertinent information regarding the Partnership and each such Subsidiary and their activities. The Managing Partner shall cause copies of the statements and other pertinent information (including a summarized statement of operations data of the Partnership that complies with the requirements of APB Opinion No. 18 and Rule 4-08(g) of Regulation S-X under the Securities Act) to be distributed to each Partner within thirty days after the close of the fiscal quarter to which the statements relate. The Managing Partner shall also cause to be distributed to each Partner, within ten days after delivery to the Managing Partner, any quarterly report that is prepared with respect to any Subsidiary the operating results of which are not included in the quarterly report of the Partnership.

(b) The Managing Partner shall also distribute to each Partner (1) a preliminary draft of a statement setting forth the net income or loss of the Partnership for each calendar quarter within twenty-one days after the close of such calendar quarter, and (2) a final statement setting forth the net income or loss of the Partnership for each calendar quarter (including each Partner's share of all items of income, gain, loss, and deduction of the Partnership for such calendar quarter and the Fiscal Year to date) within thirty days after the close of such calendar quarter.

(c) The Managing Partner shall also distribute to each Partner, at least five Business Days before the due date for each Federal estimated tax payment required to be made by a calendar year corporate taxpayer, a statement reflecting all information concerning Partnership income, gain, loss, and deduction that is reasonably necessary to enable such Partner or any Affiliate of such Partner to calculate its estimated tax payments.

13.5     Monthly Statements.
         ------------------

         The Managing Partner shall cause to be distributed to each Partner a monthly report covering each calendar month of the operations of the Partnership and each Subsidiary, consisting of unaudited statements of income and loss for the Partnership and each Subsidiary. The Managing Partner shall cause copies of the statements to be distributed to each Partner as soon as practicable and, in any event, within thirty days after the close of the calendar month covered by such report. The Managing Partner shall also cause to be distributed to each Partner, within ten days after delivery to the Managing Partner, any monthly report that is prepared with respect to any Subsidiary the operating results of which are not included in the monthly report of the Partnership.

13.6     Other Information.
         -----------------

         The Partnership shall provide to each Partner any other information and reports relating to any cable television systems or other businesses owned by, and the financial condition of, the Partnership, each Subsidiary, and any other Person in which the Partnership owns, directly or indirectly, a partnership or other equity interest, the Partner may reasonably request. The Partnership shall distribute to each Partner, promptly after the receipt thereof by the Partnership, any financial or other information with respect to any Person in which the Partnership owns, directly or indirectly, a partnership or other equity interest, but which is not a Subsidiary, that is received by the Partnership or any Subsidiary with respect to any equity interest of the Partnership or any Subsidiary in such Person.

13.7     Tax Matters.
         -----------

         The Partnership shall be treated as a partnership for federal and state income tax and franchise tax purposes. The Partnership, at Partnership expense, shall prepare and timely file with the appropriate authorities all tax returns or reports for the Partnership required to be filed by the Partnership. The Managing Partner shall cause a draft of any material federal or California income tax return required to be filed by the Partnership to be sent to each Partner for review at least thirty Business Days prior to filing, and the Managing Partner shall afford each Partner a reasonable opportunity to comment on any such return prior to filing. The Managing Partner shall cause the workpapers supporting allocations of Partnership income, gain, loss, and deduction pursuant to Code Section 704(c) to be sent to each Partner for review at least thirty Business Days prior to the filing of the Partnership's federal income tax return containing such Code Section 704(c) allocations, and the Managing Partner shall afford each Partner a reasonable opportunity to comment on any such workpapers prior to the filing of such income tax return.

13.8     Other Filings.
         -------------

         The Partnership shall also prepare and timely file, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed by the Partnership with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. Upon written request, each Partner shall be provided with a copy of any of the reports without expense to the requesting Partner.

13.9     Non-Disclosure.
         --------------

         Each Partner agrees that, except as otherwise consented to by the other Partner, all nonpublic information furnished to it or to which it has access pursuant to this Agreement (including information relating to any dispute or the resolution thereof pursuant to Section 16.6) will be kept confidential and will not be disclosed by such Partner, or by any of its agents, representatives, or employees, in any manner whatsoever, in whole or in part, except that:

(a) each Partner shall be permitted to disclose such information to those of its agents, representatives, and employees who need to be familiar with such information in connection with such Partner's investment in the Partnership,

(b) each Partner shall be permitted to disclose such information to its Affiliates,

(c) each Partner shall be permitted to disclose information to the extent required by law, including federal or state securities laws or regulations, or by the rules and regulations of any stock exchange or association on which securities of such Partner or any of its Affiliates are traded, so long as such Partner shall have first afforded the Partnership with a reasonable opportunity to contest the necessity of disclosing such information,

(d) each Partner shall be permitted to disclose information to the extent necessary for the enforcement of any right of such Partner arising under this Agreement,

(e) each Partner shall be permitted to disclose information to a permitted Assignee, so long as (1) such Partner shall first have provided to the other Partner written notice thereof and of the identity of the Person to whom the disclosure is to be made and (2) such Person agrees (in a writing which provides the Partnership with an independent right of enforcement) to be bound by the provisions of this Section 13.9,

(f) each Partner shall be permitted to disclose information that is or becomes generally available to the public other than as a result of a disclosure by such Partner, its agents, representatives, or employees, and

(g) each Partner shall be permitted to disclose information that becomes available to such Partner on a nonconfidential basis from a source (other than the Partnership, any other Partner, or their respective agents, representatives, and employees) that, to the best of such Partner's knowledge, is not prohibited from disclosing such information to such Partner by a legal, contractual, or fiduciary obligation to the Partnership or any other Partner.

ARTICLE 14........

                             REPRESENTATIONS BY TCI

         TCI represents and warrants to, and agrees with, Century and the Partnership as follows:

14.1     Investment Intent.
         -----------------

         It is acquiring its Partnership Interest with the intent of holding the same for investment for its own account and without the intent or a view to participating directly or indirectly in, or for resale in connection with, any distribution of such Partnership Interest within the meaning of the Securities Act or any applicable state securities laws, and it does not intend to divide its participation with others, nor to resell, assign, or otherwise dispose of all or any part of its Partnership Interest. In making such representation, TCI acknowledges that a purchase now with an intent to resell by reason of any foreseeable specific contingency, some predetermined event, or an anticipated change in market value or in the condition of the Partnership would represent a purchase with an intent inconsistent with the foregoing representation.

14.2     Securities Regulation.
         ---------------------

(a) It acknowledges and agrees that the Partnership Interest is being issued and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and exemptions contained in applicable state securities laws, and that it cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under those acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts.

(b) It understands that it has no contract right for the registration under the Securities Act of the Partnership Interest for public sale and that, unless such Partnership Interest is registered or an exemption from registration is available, such Partnership Interest may be required to be held indefinitely.

14.3     Knowledge and Experience.
         ------------------------

         It has such knowledge and experience in financial, tax, and business matters as to enable it to evaluate the merits and risks of its investment in the Partnership and to make an informed investment decision with respect thereto.

14.4     Economic Risk.
         -------------

         It is able to bear the economic risk of an investment in its Partnership Interest.

14.5     Binding Agreement.
         -----------------

         This Agreement is and will remain its valid and binding agreement, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to any applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditor's rights).

14.6     Tax Position.
         ------------

         Unless it provides prior written notice to the Partnership, it will not take a position on its federal income tax return, on any claim for refund, or in any administrative or legal proceedings that is inconsistent with any information return filed by the Partnership or with the provisions of this Agreement.

14.7     Information.
         -----------

         It has received all documents, books, and records pertaining to an investment in the Partnership requested by it. It has had a reasonable opportunity to ask questions of and receive answers concerning the Partnership, and all such questions have been answered to its satisfaction.

ARTICLE 15........

                             AMENDMENTS AND WAIVERS

15.1     Amendments to Partnership Agreement.
         -----------------------------------

(a) This Agreement may only be modified or amended with the consent of Century and TCI, except that, so long as Century is the Managing Partner, this Agreement may be amended from time to time by the Managing Partner without the consent or approval of TCI:

(1) to reflect the rights and obligations of any Person admitted as a Partner upon the issuance of Partnership Interests pursuant to Section 6.4 and any change in the rights and obligations of any existing Partner upon the issuance to any Person (including any existing Partner) of Partnership Interests pursuant to Section 6.4; or

(2) to change the Partnership's principal office or other place of business.

(b) TCI may elect at any time to cause this Agreement to be amended to eliminate any right of TCI under this Agreement.

(c) The Managing Partner shall cause to be prepared and filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

15.2     Waivers.
         -------

         The observance or performance of any term or provision of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) by the party entitled to the benefits of such term or provision.

ARTICLE 16........

                                  MISCELLANEOUS

16.1     Additional Documents.
         --------------------

         At any time and from time to time after the date of this Agreement, upon the request of the other Partner, each Partner shall do and perform, or cause to be done and performed, all such additional acts and' deeds, and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such additional instruments and documents as may be required to best effectuate the purposes and intent of this Agreement.

16.2     Inspection.
         ----------

         Each Partner shall have the right at reasonable times to inspect the books and records of the Partnership.

16.3     General.
         -------

         This Agreement: (a) shall be binding on the executors, administrators, estates, heirs, and legal successors of the Partners; (b) be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereunder; (c) may be executed in more than one counterpart as of the day and year first above-written; and (d) together with the Contribution Agreement contains the entire contract between the Partners as to the subject matter of this Agreement. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions of this Agreement.

16.4     Notices, Etc.

         All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, confirmation of telex or telecopy, or receipt (which may be evidenced by a return receipt if sent by registered mail), addressed (a) if to either Partner, at the address of such Partner set forth on Schedule I or at such other address as such Partner shall have furnished to the Partnership in writing, (b) if to the Partnership, at One North Main Street, Coudersport, Pennsylvania 16915.

16.5     Execution of Papers.
         -------------------

(a) The Partners agree to execute such instruments, documents, and papers as the Managing Partner deems necessary or appropriate to carry out the intent of this Agreement.

(b) Each Partner, including each additional and substituted Partner, by the execution of this Agreement, irrevocably constitutes and appoints the Liquidator its true and lawful attorney-in-fact with full power and authority in its name, place, and stead to execute, acknowledge, deliver, swear to, file, and record all agreements, instruments, and other documents that may be necessary or appropriate to effect the sale of such Partner's Partnership Interest pursuant to Section 11.2(e).

(c) The power of attorney granted pursuant to Section 16.5(b) shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the Liquidator to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such powers and the transfer or assignment of all or any part of such Person's Partnership Interest; provided, however, that in the event of an assignment by a Partner, the powers of attorney given by the transferor shall survive such assignment only until such time as the Assignee shall have been admitted to the Partnership as a substituted Partner and all required documents and instruments shall have been duly executed, filed, and recorded to effect such substitution.

(d) Each Partner agrees to be bound by any actions taken by the Liquidator acting in good faith pursuant to the power of attorney granted pursuant to
Section 16.5(b) that are consistent with and subject to the provisions of this Agreement and hereby waives any and all defenses that may be available to contest, negate, or disaffirm any action of the Liquidator taken in good faith under the power of attorney granted pursuant to Section 16.5(b) that are consistent with and subject to the provisions of this Agreement.

16.6     Disputed Matters.
         ----------------

         If a dispute arises out of or relates to this Agreement or any alleged breach thereof, the Partners will attempt in good faith to resolve such dispute through negotiation.

16.7     No Third-Party Beneficiaries.
         ----------------------------

         This Agreement is not intended to, and shall not be construed to, create any right enforceable by any Person not a party hereto, including any member of either Partner or any creditor of the Partnership or of either of the Partners.

16.8     @Home Matters.
         -------------

(a) With respect to the cable television systems contributed to Century-TCI California by TCI and the cable television systems transferred to Century-TCI California pursuant to the Exchange Agreement between an Affiliate of TCI and Century-TCI California (collectively, the "TCI Systems"), the Partnership will cause Century-TCI California to (i) comply with the Cable Parent Exclusivity Provisions in accordance with the terms thereof, as if the TCI Systems continued to be operated by a Controlled Affiliate of Tele-Communications following the contribution or transfer of the TCI Systems to Century-TCI California and (ii) except as otherwise required by clause (i), manage the TCI Systems in accordance with the provisions of the Century Distribution Agreement. For purposes of the foregoing and notwithstanding anything in the @Home Distribution Agreement to the contrary, compliance with the Cable Parent Exclusivity Provisions shall not prohibit the provision by the Partnership (including to subscribers located in the service areas of the TCI Systems) of any Internet Service which is not a High Speed Residential Internet Service (any such service, a "Non-Exclusive Service"), whether or not such Non-Exclusive Service entails the provision of an Internet Backbone Service; provided, however, that if the provision of such Non-Exclusive Service entails the provision of, or connection to, an Internet Backbone Service, the foregoing shall be conditioned upon the Partnership having complied with the provisions of Section 4 of the Century Distribution Agreement.

(b) TCI will promptly furnish the Partnership with a copy of any amendment to the @Home Distribution Agreement that amends or changes the Cable Parent Exclusivity Provisions. If the Cable Parent Exclusivity Provisions of the @Home Distribution Agreement are amended and (1) such provisions as so amended do not conform in all material respects to the Cable Parent Exclusivity Provisions as in effect for purposes of this Agreement prior to such amendment, and (2) the Partnership did not give its prior written consent to such amendment (which consent shall be deemed to have been given to the extent that the Partnership has agreed to substantially similar terms with respect to any of its cable television systems other than the TCI Systems), and (3) the Partnership reasonably determines that its compliance with such provisions as so amended would have a material adverse effect on the operation of the TCI Systems, and
(4) the Partnership gives written notice to such effect to TCI, including a detailed explanation of such material adverse effect, within twenty days after the Partnership's receipt of the amendment to such provisions, then TCI, by written notice delivered to the Partnership within twenty days after its receipt of the Partnership's notice pursuant to clause (4), shall elect either (A) to terminate the Partnership's obligations under Section 16.8(a) or (B) to require that the Partnership's obligations under Section 16.8(a) continue, but such amendment shall not be given effect for purposes of the definition of "Cable Parent Exclusivity Provisions" in Section 16.8(c)(3). If TCI furnishes the Partnership with a copy of an amendment to the @Home Distribution Agreement but all of the conditions set forth in clauses (1) through (4) of the second sentence of this Section 16.8(b) are not satisfied with respect to such amendment, then the definition of Cable Parent Exclusivity Provisions" in
Section 16.8(c)(3) shall be amended to be the definition set forth in such amendment.

(c) For purposes of this Section 16.8:

(1) "Century Distribution Agreement" means the @Home Network Distribution Agreement, dated May 1, 1998, between At Home Corporation and Century/Texas;

(2) "@Home Distribution Agreement" means, collectively, the Master Distribution Agreement Term Sheet and the Term Sheet for Form of LCO Agreement, each of which are exhibits to the letter agreement, dated as of May 15, 1997, among At Home Corporation and Tele-Communications, Inc., Comcast Corporation, Cox Enterprises, Inc., Kleiner, Perkins, Caulfield & Byers and certain of their respective affiliates, as each such term sheet has been amended by the letter agreement, dated as of October 2, 1997, as amended as of October 10, 1997, among the parties to the May 15, 1997 letter agreement and Cablevision Systems Corporation and certain of its affiliates; provided, that, subject to Section 16.8(b), the term "@Home Distribution Agreement" will include any definitive agreement entered into by the parties with respect to the distribution of the @Home service as contemplated by the May 15, 1997 letter agreement.

(3) "Cable Parent Exclusivity Provisions" has the meaning assigned to it in the @Home Distribution Agreement, as amended by any amendment to the Cable Parent Exclusivity Provisions that is required to be given effect pursuant to Section 16.8(b).

(4) "Controlled Affiliate," "Internet Service," and "Internet Backbone Service" have the meanings assigned to them in the @Home Distribution Agreement; and

(5) "High Speed Residential Internet Service" has the meaning assigned to it in the Century Distribution Agreement.

16.9     Programming Matters.

(a) After the date hereof, the Partnership will cause Century-TCI California to continue to carry Starz! and Encore (including Encore Plex) on the cable television systems contributed to Century-TCI California by TCI on the terms and conditions applicable to such systems at the time of the Closing, and the Partnership will use commercially reasonable efforts to cause Century-TCI California to carry Starz! and Encore (including Encore Plex) on the cable television systems contributed to Century-TCI California by Century and the cable television systems transferred to Century-TCI California pursuant to the Exchange Agreement between an Affiliate of TCI and Century-TCI California.

(b) To the extent that, as of the date hereof, any programming service listed on
Schedule IV is carried on any of the cable television systems contributed to Century-TCI California by TCI, Century-TCI California will continue to carry such service on such systems until the termination of TCI's present affiliation agreement for such service, on the terms and conditions applicable to such systems at the time of the Closing.

(c) After the date hereof, if requested by the Partnership, TCI agrees that it will cause its Affiliate, Satellite Services, Inc. ("SSI"), to enter into an agreement (the "Programming Supply Agreement") to provide programming to Century-TCI California, in consideration of an annual fee equal to 1.5% (the "SSI Administrative Fee") of the annual cost of any programming purchased by Century-TCI California through SSI. The other terms and conditions of the Programming Supply Agreement will be negotiated between SSI and Century-TCI California and will be no less favorable to Century-TCI California in the aggregate than the terms and conditions of similar programming supply agreements then in effect between SSI and similarly situated SSI affiliates. In order for Century-TCI California to obtain a favorable provision in the Programming Supply Agreement that was made available to a similarly situated SSI affiliate, SSI may require that Century-TCI California accept the other terms and conditions upon which such favorable provision was made available to such similarly situated SSI affiliate, so long as the terms and conditions offered to Century-TCI California are not less favorable to Century-TCI California in the aggregate than the terms and conditions of the programming supply agreement with such similarly situated SSI affiliate. In no event will the "most favored nation" provisions of this
Section 16.9(c) be applicable to the SSI Administrative Fee, which is a fixed percentage fee that will change only as mutually agreed to by Century-TCI California and SSI. For purposes of this Section 16.9(c), a "similarly situated SSI affiliate" is a Person that meets each of the following criteria:

(1) such Person has entered into a programming supply agreement with SSI; and

(2) TCI or an Affiliate of TCI owned an equity interest in such Person on that date such programming supply agreement was entered into; and

(3) the equity interest in such Person that was owned by TCI and its Affiliates, collectively, on that date such programming supply agreement was entered into, expressed as a percentage of all outstanding equity interests in such Person, was not more than five percent greater than TCI's Percentage Interest on the date of the Partnership's request pursuant to this Section 16.9(c); and

(4) the number of subscribers served by the cable television systems that were owned by such Person on that date such affiliation agreement was entered into was not more than five percent greater than the number of subscribers served by the cable television systems owned, directly or indirectly, by the Partnership on the date of the Partnership's request pursuant to this Section 16.9(c).

(d) Notwithstanding the provisions of Section 16.9(c), if TCI hereafter desires its Partnership Interest to be "non-attributable" (within the meaning of all relevant rules of the FCC), then:

(1) If the Partnership is not party to a Programming Supply Agreement as of such time, the provisions of Section 16.9(c) will terminate and be of no further force or effect;

(2) If the Partnership is party to a Programming Supply Agreement as of such time, the Programming Supply Agreement will provide that SSI may terminate the Programming Supply Agreement under such circumstances and upon such termination, the provisions of Section 16.9(c) will be of no further force or effect;

(3) The Partners will negotiate in good faith with respect to any other amendments to this Agreement or any other agreement (e.g., the Management Agreement) that may be required in order for TCI's Partnership Interest to be "non-attributable;" and

(4) If the Partnership is party to a Programming Supply Agreement that is terminated at such time, the Partners will negotiate in good faith with respect to any payments to be made to the Partnership or Century to compensate it for any increased costs the Partnership incurs as a result of the Partnership taking over programming supply management for the Partnership.

                        [AGREEMENT OF LIMITED PARTNERSHIP
                                       OF

                  CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P.]



         IN WITNESS WHEREOF, the Partners have hereunto set their hands as of the day first heretofore mentioned.

CENTURY EXCHANGE LLC

By: Century Southwest Cable Television, Inc., its manager

By: /S/ James P. Rigas

Name: James P. Rigas
Title: Executive Vice President

TCI CALIFORNIA HOLDINGS, LLC

By: TCI Cablevision of California, Inc., its manager



By: /s/ Derek Chang

Name: Derek Chang
Title: authorized officer

FOR PURPOSES OF SECTION 8.10(a) ONLY:

TELE-COMMUNICATIONS, INC.



By: /s/ Derek Chang

Name: Derek Chang
Title: Authorized officer

                       [AGREEMENT OF LIMITED PARTNERSHIP
                                       OF

                  CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P.]


FOR PURPOSES OF SECTION 8.10(B) AND ARTICLE 9 ONLY:

CENTURY COMMUNICATIONS CORP., A TEXAS CORPORATION



By: /s/ James P. Rigas

Name: James P. Rigas
Title: Executive Vice President

FOR PURPOSES OF SECTION 10.2, SECTION 10.3, AND SECTION 16.3 ONLY:

AT&T CORP.



By: /s/ Daniel E. Sommers

Name: Daniel E. Sommers
Title: Senior Exec.Vice Pres. and CFO

                                   SCHEDULE I

                                       TO

                        AGREEMENT OF LIMITED PARTNERSHIP

                            ADDRESSES OF THE PARTNERS

Century Exchange, LLC
One North Main Street
Coudersport, PA  16915

TCI California Holdings, LLC
c/o Tele-Communications, Inc.
9197 S. Peoria Street
Englewood, Colorado  80112

                                   SCHEDULE II

                                       TO

                        AGREEMENT OF LIMITED PARTNERSHIP

                    INITIAL MEMBERS OF THE ADVISORY COMMITTEE

1.       Members designated by Century pursuant to Section 5.2(a):

                                    Michael J. Rigas
                                    Timothy J. Rigas
                                    James P. Rigas

2.       Members designated by TCI pursuant to Section 5.2(a):

                                    Derek Chang
                                    William R. Fitzgerald

                                  SCHEDULE III

                                       TO

                        AGREEMENT OF LIMITED PARTNERSHIP

                            FIVE-YEAR OPERATING PLAN

                                   SCHEDULE IV

                                       TO

                        AGREEMENT OF LIMITED PARTNERSHIP

                              PROGRAMMING SERVICES

American Movie Classics
American Sports Classics or its successor
Animal Planet
Bravo
Discovery Channel

DMX
ESPN

Fox News
Home and Garden

Home Shopping Network (the home shopping service)
Home Team Sports
MSNBC

Showtime
The Movie Channel
Romance Classics
The Learning Channel


                                   SCHEDULE V

                                       TO

                        AGREEMENT OF LIMITED PARTNERSHIP

                               CERTAIN AGREEMENTS

1.       Facilities Agreement among Century Cable of Southern California, Century Cable of Northern California, Century Southwest
         Cable Television, and TCG Los Angeles.

2.       TCG Express Master Agreement among Century Cable of Southern California, Century Cable of Northern California, Century
         Southwest Cable Television, and TCG Los Angeles.

3.       Letter, dated November 23, 1994, from J. Curt Hockemeier to Robert E. Braden.

4.       @Home Network Distribution Agreement, dated May 1, 1998, between At Home Corporation and Century Communications Corp.

5.       Any agreement to which Century, the Partnership or Century-TCI
         California is or becomes a party pursuant to which Centuryor the Partnership agrees to license fiber optic facilities to or from a third party which agreement is not prohibited by the provisions of Section
         10.2.


                                    EXHIBIT A

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT is made and entered into on the _____ day of _________________, by and between Century-TCI California, L.P., a Delaware limited partnership company (the "Partnership"), and Century
______________________, a __________________ corporation (the "Manager").

                                    RECITALS

         A. Pursuant to the Agreement of Limited Partnership (as the same may be amended or modified from time to time, the "Partnership Agreement"), the Partnership has been formed to own and operate certain cable television systems and certain other assets, as more fully described in the Partnership Agreement. The business and operations of the Partnership, as the same may be conducted from and after the date hereof, are hereinafter referred to as the "Business."

         B. Manager has the experience and ability to manage the Business and is willing to do so, and the Partnership desires to enter into this Agreement with Manager providing for the management of the Business on the terms and conditions set forth herein.

                                   AGREEMENTS

         In consideration of the covenants and agreements contained herein, the Partnership and Manager agree as follows:

         SECTION 1.        DEFINITIONS.
Except as otherwise defined herein, the following terms shall have the following meanings when used in this Agreement:

         Affiliate. With respect to either the Partnership or Manager, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or under direct or indirect common control with such party.

         Applicable Law. Any statute, ordinance, law, rule or regulation of any Governmental Authority, or any order, decree, injunction, writ, judgment or award of any court, arbitrator or other Governmental Authority, applicable to the Partnership or the Business.

         Authorizations. Any governmental or nongovernmental license, permit, franchise or other authorization, and applications therefor, which are necessary to conduct the Business.

         GAAP. Generally accepted accounting principles as in effect from time to time.

         Governmental Authority. Any governmental authority or regulatory body, or any department, agency, division, bureau or other legal body thereof having jurisdiction over the Partnership, the Business, or general jurisdiction over all Persons.

         Person. Any individual, corporation, partnership, firm, limited liability company, joint venture, association, trust, joint stock company, unincorporated organization or other entity, or a government or any agency or political subdivision thereof.

         Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Partnership Agreement.

         SECTION 2. APPOINTMENT. On the terms and conditions hereinafter provided, the Partnership hereby appoints Manager, and Manager hereby accepts such appointment, as manager for all of the operations and conduct of the Business for a period commencing on the date of Closing, as defined in the Asset Contribution Agreement dated November 18, 1998, as the same may be amended from time to time in accordance with its terms, by and among the Partnership and the other parties thereto, and expiring as provided in Section 5 hereof.

         SECTION 3.        MANAGEMENT AUTHORITY; MANAGEMENT SERVICES.
                           -----------------------------------------

         3.1 Authority and Services to Be Performed by Manager. (a)(i) Subject to the limitations set forth in Section 3.1(b) below, Manager shall have full and exclusive authority to do all such acts and things as may be incidental to, or necessary, proper or advisable in the furtherance of, the management of the day-to-day operations and conduct of the Business, including, without limitation, all rights accorded the Managing Partner under the Partnership Agreement. Subject to the terms and conditions of this Agreement, Manager shall provide the Partnership with such services as may, from time to time, be appropriate or reasonably required for the proper and efficient operation and conduct of the Business in accordance with sound business principles and practices customary in the cable television industry (collectively, the "Management Services"). The Management Services shall be provided both at such times as Manager may reasonably deem appropriate and at such times as the Partnership may reasonably request.

                  (ii) Without limiting the generality of the preceding paragraph, the Management Services shall include the following, but subject to any applicable limitations set forth in this Agreement:

                  (1) (A) Evaluation of new equipment, materials and techniques and making recommendations in accordance with its evaluations, (B) establishment of general technical standards and procedures and directing their implementation, and (C) establishment of programs for preventive maintenance and monitoring their effectiveness;

                  (2) Supervision of all construction and development arising out of or related to the operation of the Business, including, without limitation, the selection and appointment of all subcontractors, equipment suppliers and vendors;

                  (3) Supervision of the purchasing of property, real, personal or mixed, and all materials and supplies, if any, necessary to complete any construction and development arising out of or related to the Business;

                  (4) Sale, lease, trade, exchange or other disposition of the Partnership's assets in the ordinary course of business and the negotiation of, and entrance into, in the name of and on behalf of the Partnership, all agreements relating to any of the foregoing;

                  (5) Negotiation of, and entrance into, in the name of and on behalf of the Partnership, all contracts, leases, deeds, releases, assignments and any other agreements on behalf of the Partnership for the purchase, lease, license or use of such properties and rights as may be necessary or reasonably desirable in connection with the Business;

                  (6) Formulation and supervision of all advertising, marketing and sales programs and engagement and appointment on behalf of the Partnership of advertising, marketing and public relations agencies and consultants for such purposes;

                  (7) Subject to the provisions of all Authorizations, Applicable Law and applicable agreements to which the Partnership is a party, the selection and pricing of all services to be provided to the customers of the cable television systems included in the Business;

                  (8) Supervision of performance of all aspects of the daily operation and maintenance of the Business, instruction and supervision of all personnel necessary to conduct daily operations of the Business and the setting of salaries and wages for such personnel (with all such employees to be paid by the Partnership);

                  (9) Entrance into, in the name of and on behalf of the Partnership, any agreements arising out of or related to the Business, including, without limitation, cable television franchises or collective bargaining agreements with employees of the Partnership;

                  (10) Supervision of the maintenance of all accounting, bookkeeping, billing, collections and other financial systems and records relating to the Business;

                  (11) Engagement of, on behalf of the Partnership, attorneys, accountants, engineers, consultants and other qualified professionals;

                  (12) Preparation and filing, or causing to be prepared and filed, all necessary applications, filings, reports, statements and other documents as are required in connection with the Business with Governmental Authorities (including any income tax filings);

                  (13) Purchase of such policies of insurance (including Manager's blanket coverage) as Manager may from time to time consider necessary and appropriate in accordance with normal industry practice, with such policy naming both the Partnership and Manager (and any other Partner of the Partnership) as insured thereunder as their interests may appear;

                  (14) Representation of the Partnership before all Governmental Authorities with respect to any matter necessary or desirable to the management of the Business; and

                  (15) Taking of any other action in connection with the construction, development, operation and maintenance of the Business in the ordinary course of business which is commercially reasonable, appropriate and necessary.

                  (b) Notwithstanding the foregoing in Section 3.1(a), the Manager acknowledges that the Manager shall be subject to all express limitations of the Partnership Agreement requiring approvals of the Partners of the Partnership prior to taking of certain actions by the Partnership and shall otherwise be subject to the terms of the Partnership Agreement.

         3.2. Compliance With Authorizations. Notwithstanding anything in this Agreement to the contrary, the Partnership shall continue to be the franchisee, licensee and permittee, as applicable, of all Authorizations of any nature whatsoever issued by any Governmental Authority in connection with the operation of the Business and shall retain ultimate control over the Business. The Partnership shall also retain ultimate responsibility for compliance with all Applicable Law and the terms of any applicable Authorizations.

                  3.3 Payment of Expenses. The Partnership shall be responsible for the payment of all costs, expenses and liabilities of any nature whatsoever in connection with the construction, development, operation, maintenance, repair and ownership of the Business, and the Partnership shall be the responsible party under all agreements entered into on behalf of the Partnership by Manager pursuant hereto.

                  3.4 Inspection of Records. Originals or copies of all books and records related to this Management Agreement shall be maintained at the principal office of Manager and shall be open to the inspection and examination of the Partnership and its Partners during normal business hours upon reasonable notice.

                  SECTION 4.        COMPENSATION AND EXPENSES.
                                    -------------------------

                  4.1 Management Fee. As compensation to Manager for the performance of its services hereunder, the Partnership shall pay to Manager a management fee ("Management Fee") for each twelve-month period during the term of this Agreement, commencing on the date hereof, of three percent (3%) of the total Gross Partnership Revenues of the Partnership for that year.

                  4.2 Gross Partnership Revenues. The term "Gross Partnership Revenues" means all revenues arising out of or in connection with the operation of the Business computed in accordance with GAAP, but exclusive of any taxes imposed by law on subscribers or other persons which the Partnership passes on, in full, to the applicable tax authority or authorities, late fee charges, proceeds from the sale of assets or from other extraordinary or nonrecurring items and exclusive of all interest, dividends, royalties and other similar types of investment income that do not arise from the operation of the Business in the ordinary course.

                  4.3 Quarterly Statement. Within 30 days after the end of each fiscal quarter, the Manager shall submit to the Partnership a quarterly and a cumulative year-to-date Gross Partnership Revenues statement indicating the quarterly Management Fee payable and the cumulative year-to-date Management Fee payable to Manager together with appropriate supporting documentation. Each quarterly Management Fee payable hereunder shall be adjusted to reflect any cumulative year-to-date adjustments in Gross Partnership Revenues. The Management Fee shall be payable each quarter within 10 days after the Management Fee statement for such quarter has been received by the Partnership.

                  4.4 Annual Statement. Within 90 days after the end of each fiscal year, the Partnership shall cause its independent public accountants to determine the Gross Partnership Revenues of the Partnership for that year and the amount of the Management Fee payable to Manager for that year and deliver a copy to Manager. Manager shall have the right to consult with the accountants regarding the determination of Gross Partnership Revenues prior to the final determination of Gross Partnership Revenues by the accountants. The accountants' determination shall be final and binding on the Partnership and Manager.

                  4.5 Expense Reimbursement. The Management Fee described above shall be exclusive of reimbursement by the Partnership to Manager for all direct, out-of-pocket expenditures incurred by or on behalf of Manager relating to its obligations under this Agreement as provided for herein, including, without limitation, reimbursement for travel expenses. Manager shall be entitled to reimbursement by the Partnership for services that would ordinarily be direct expenditures of the Partnership. Manager shall act in good faith and in a reasonable manner in making determinations of reimbursement. It is understood and agreed that the intent of the expense reimbursement provisions contained in this Section 4.5 is to reimburse Manager only for expenses incurred that are directly related to the operation of the Business and not to reimburse Manager for any corporate overhead (including bonuses and health, welfare, retirement and other benefits and overhead expenses of its corporate office management, development, internal accounting, human resource, legal and finance management personnel), which shall be paid out of the Management Fee. Payment of expense reimbursement shall be made monthly by the Partnership to Manager within ten business days after receipt by the Partnership of a statement (the "Monthly Expense Statement") of Manager's estimated reimbursable expenses for the preceding month. The Monthly Expense Statement shall include an adjustment to reflect the amount by which actual reimbursable expenses incurred during the month immediately preceding the month of payment exceeded, or were exceeded by, Manager's estimated reimbursable expenses with respect to such month.

                  4.6 Subordination. Manager acknowledges and agrees that, notwithstanding anything else contained herein, payment of the Management Fee may be limited by the provisions of loan agreements of the Partnership and that the Management Fee shall be paid if and only to the extent that such payment will not create a default under such loan agreements. To the extent that all or any portion of the Management Fee may not be paid because of the terms of the loan agreements, any portion of the Management Fee that is deferred shall be paid as soon as the same may be paid without violating the provisions of the loan agreements. Payments of any outstanding Management Fees (whether or not deferred) shall be paid prior to payment of any partner's distributions or similar payments to the partners of the Partnership.

                  SECTION 5.        DEFAULT AND TERMINATION.
                                    -----------------------

                  5.1 A default by Manager or the Partnership shall occur under this Agreement if Manager or the Partnership shall willfully breach in any material respect any material covenant of this Agreement to be kept and performed by it.

                  5.2 Subject to Section 5.3 hereof, this Agreement shall be terminated automatically upon the termination of the Partnership and may be terminated earlier as follows:

                           (a) by either the Partnership or Manager on written
notice to the other party in the event of any default (as defined in Section 5.1 hereof) by the other party, as provided in Section 5.1, which is not cured within 60 days after written notice thereof is received by the defaulting party (or, if not curable within that time period, within a reasonable time thereafter); or

                           (b) by either the Partnership or Manager on written
notice to the other party upon a sale or other disposition of all or substantially all of the assets of the Partnership.

                  5.3 In the event of termination of this Agreement pursuant to the terms hereof, Manager shall be entitled to receive promptly following termination, and in any event within 30 days thereafter, the amount of any accrued but unpaid Management Fees and any expense reimbursements.

                  SECTION 6.        INDEMNIFICATION.
                                    ---------------

                  6.1 Indemnification by the Partnership. The Partnership will indemnify and hold harmless Manager, its Affiliates, and all direct and indirect officers, directors, employees, stockholders, partners, members and agents of Manager and its Affiliates (individually, a "Manager Indemnitee"), from and against any and all claims, demands, costs, damages, losses, liabilities, joint and several, expenses of any nature (including reasonable attorneys', accountants' and experts' fees and disbursements, all of which shall be paid by the Partnership as incurred by the Manager Indemnitee(s)), judgments, fines, settlements and other amounts (collectively, "Damages") arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively "Claims"), in which a Manager Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of Manager's performance of its obligations under this Agreement or arising out of, related to or in connection with the Business regardless of whether this Agreement continues to be in effect or such Manager Indemnitee continues to be an Affiliate, or an officer, director, employee, stockholder, partner or agent of Manager, at the time any such Claims are made or Damages incurred, provided that in respect of any matter in which indemnification is sought, to the extent applicable: (i) the Manager Indemnitee acted in good faith and in a manner it reasonably believed to be in the best interest of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the Manager Indemnittee's conduct for which indemnification is sought does not constitute gross negligence or willful misconduct. Any indemnification hereunder will be satisfied solely out of the assets of the Partnership.

                  6.2 Indemnification by Manager. Manager will indemnify and hold harmless the Partnership, its Affiliates, and all officers, directors, employees, stockholders, partners, members and agents of the Partnership and its Affiliates (individually, a "Partnership Indemnitee"), from and against all Damages arising from any Claim in which a Partnership Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising solely out of the gross negligence or willful misconduct by Manager or of any of its officers, agents or employees. All of the obligations of Manager hereunder have been undertaken by Manager solely for the benefit of the Partnership and nothing set forth in this Agreement shall (or shall be deemed to) grant to any other person any interest (whether as a third-party beneficiary or otherwise) herein.

                  6.3 Right to Indemnification Not Exclusive Remedy. The indemnification rights contained in this Section 6 will be cumulative of and in addition to any and all other rights, remedies and recourse to which a Manager Indemnitee or a Partnership Indemnitee, its heirs, successors, assigns and administrators are entitled, whether pursuant to some other provision of this Agreement, at law or in equity; provided, however, it is understood and agreed that notwithstanding anything contained herein to the contrary, neither Manager (nor any of its shareholders, officers, directors, employees or agents) shall have any liability with respect to a breach of, or nonperformance under, this Agreement except as expressly specified in this Agreement. The indemnification provided in this Section 6 will inure to the benefit of the heirs, successors, assigns and administrators of each Manager Indemnitee and Partnership Indemnitee.

                  6.4 Insurance. Manager may purchase, at the Partnership's expense, and maintain insurance on behalf of Manager and such other persons as Manager may reasonably determine against any liability that may be asserted against it or them in connection with the performance of Manager's obligations under this Agreement. Provided, however, that the amount of the premium payments that cover acts or omissions that were not made in good faith or which constituted gross negligence or willful misconduct shall be borne by Manager.

                  6.5 Interested Transactions. A Manager Indemnitee will not be denied indemnification in whole or in part under this Section 6 solely because the Manager Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement. Nothing in this Agreement shall preclude transactions between Manager, or any affiliate of Manager acting in and for its own account, and the Partnership, provided that any services performed by Manager, or any affiliate of Manager, and any such transactions, are on terms which are not prohibited by the Partnership Agreement.

                  SECTION 7.        MISCELLANEOUS.
                                    -------------

                  7.1 Relationship Among the Parties. Nothing herein contained shall be deemed to make Manager a partner, coventurer or other participant in the business or operations of the Partnership or in any manner to render Manager liable as a principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of the Partnership, whether incurred directly by the Partnership or by Manager on behalf of the Partnership in accordance with this Agreement.

                  7.2 Other Activities of Manager. Nothing in this Agreement shall limit or restrict the right of Manager to engage in any other business or to devote its time and attention to the management or other aspects of any other business or to render services of any kind. The Partnership acknowledges that Manager and its Affiliates own, manage or operate cable television systems throughout the United States. Manager will devote such of its attention, time, efforts and resources to the Business as shall be reasonably necessary for it to carry out its duties hereunder.

                  7.3 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered by hand, by telecopier device (confirmed by hand delivery or overnight courier service) or by overnight courier service to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  if to the Partnership, to:

c/o Century-TCI California, L.P.


Attention:
Telephone:
Telecopier:

with a copy to:

c/o Tele-Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111
Attention: Mr. William R. Fitzgerald
Telephone: (303) 267-4720
Telecopier: (303) 267-6672

if to Manager, to:




Attention:
Telephone:
Telecopier:

with a copy to:

Leavy Rosensweig & Hyman
11 East 44th Street, 10th Floor

New York, NY 10017
Attention: David Z. Rosensweig, Esq.

                  7.4 Assignability; Benefit and Binding Effect. The Partnership agrees that Manager may assign this Agreement, without the consent of the Partnership, to any Affiliate of Manager, or any successor to Manager by merger, consolidation or otherwise. Except as set forth in the preceding sentence, neither party hereto may assign this Agreement without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  7.5 Governing Law. This Agreement shall be governed by the laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies (without giving effect to the principles of conflicts of law thereof).

                  7.6 Headings. The headings preceding the text of sections and subsections of this Agreement are included for ease of reference only and shall not be deemed part of this Agreement.

                  7.7 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

                  7.8 Entire Agreement. This Agreement represents the entire understanding and agreement between the Partnership and Manager with respect to the specific subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented or changed except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

                  7.9 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement or that may be reasonably requested by any other party hereto. Each party will cooperate with the other party and provide any assistance reasonably requested by the other party to effectuate the intent of this Agreement.

                  7.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner that is not invalid, illegal or against public policy, to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                  7.11 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original but which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Management Agreement has been executed by the parties hereto as of the date first above-written.

THE PARTNERSHIP

CENTURY-TCI CALIFORNIA, L.P.

By:

By:

By:



By:
Name:
Title:


MANAGER

By:

By:



By:
Name:
Title: